                                                                     EXHIBIT 2.1


                             ARRANGEMENT AGREEMENT
                             ---------------------

          THIS AGREEMENT made as of September 27, 1999

BETWEEN:


          ALLELIX BIOPHARMACEUTICALS INC., a corporation subsisting pursuant to the laws of Canada ("Allelix")

                                                               OF THE FIRST PART

AND

          NPS PHARMACEUTICALS, INC., a corporation subsisting pursuant to the laws of Delaware ("NPS")

                                                              OF THE SECOND PART

          WHEREAS Allelix and NPS wish to propose an arrangement involving Allelix, the Allelix Shareholders (as hereinafter defined) and NPS;

          AND WHEREAS the parties hereto intend to carry out the transaction contemplated herein by way of an arrangement under the provisions of the Canada Business Corporations Act and the Business Corporations Act (Ontario);

          AND WHEREAS the parties hereto have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to such arrangement;

          NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto do hereby covenant and agree as follows:


                                   ARTICLE 1
                                INTERPRETATION
1.1  Definitions

     In this Agreement, unless the context otherwise requires:

     "Agreement" means this Arrangement Agreement;

     "Allelix Common Shares" means the common shares of Allelix as constituted on the date hereof;

     "Allelix Counsel" means Stikeman, Elliott and Testa, Hurwitz & Thibeault LLP, or such other counsel as may be appointed by Allelix;

     "Allelix Financial Statements" means the comparative consolidated financial statements (including consolidated balance sheets and consolidated statements of loss and deficit and consolidated statements of changes in financial position, together with notes thereto) for Allelix's fiscal year ended August 31, 1998 (audited) and the nine month period ended May 31, 1999 (unaudited);

     "Allelix Meeting" means the special meeting of Allelix Shareholders, as ordered by the Interim Order and all adjournments and postponements thereof, to consider and, if determined advisable, approve the repricing of certain Allelix Options as approved by the Allelix board of directors on April 15, 1999 and consider and, if determined advisable, approve a special resolution (the "Continuance Resolution") approving the continuance of Allelix as an Ontario corporation under the OBCA and the Arrangement Resolution;

     "Allelix Options" means the options to purchase Allelix Common Shares issued from time to time prior to the date hereof pursuant to the Allelix Stock Option Plan;

     "Allelix Preferred Shares" means the preferred share, series 1 shares of Allelix as constituted on the date hereof;

     "Allelix Shareholders" means the registered holders of Allelix Common
     Shares;

     "Allelix Stock Option Plan" means the employee stock option plan dated December 19, 1999 of Allelix;

     "Allelix Subsidiaries" means Allelix Neuroscience Inc., Allelix Pharm-Eco LP and Allelix Pharm-Eco Inc.;

     "Allelix Warrants" means the warrants to purchase Allelix Common Shares issued from time to time prior to the date hereof;

     "Applicable Law" means, in relation to any Person, transaction or event, all applicable provisions (or mandatory applicable provisions, if so specified) of laws, statutes, regulations, rules, official directives and
     orders of all stock exchanges and   governmental bodies (whether
     administrative, legislative, executive or otherwise) and judgments, orders, rulings and decrees of all courts, arbitrators, commissions or bodies exercising similar functions in actions or proceedings in which the Person in question is a party or by which it is bound or having application to the transaction or event;

     "Arrangement" means the arrangement under the provisions of Section 182 of the OBCA, on the terms and conditions set forth in the Plan of Arrangement as such Plan may be amended in the Final Order with the consent of Allelix and NPS, both acting reasonably;

     "Arrangement Resolution" mean the special resolution of the Allelix Shareholders concerning the Arrangement;

     "Articles of Arrangement" means the articles of arrangement in respect of the Arrangement required by the OBCA to be filed with the OBCA Director after the Final Order is made;

     "business day" means any day, other than Saturday, Sunday and a statutory holiday in Toronto, Ontario or Salt Lake City, Utah;

     "CBCA" means the Canada Business Corporations Act, as now in effect and as it may be amended from time to time prior to the Effective Date, including the regulations made thereunder;

     "Confidential Information" means all interpretations, technical, data, reports, notes, know how, computer printouts, information and documents (in each case whether in written or electronic form) pertaining in any way whatsoever to the business, operations or capital of a party hereto or its affiliates (as such term is defined in the Securities Act (Ontario)), disclosed or to be disclosed pursuant to the terms and conditions of this Agreement, and includes but is not limited to information relating to engineering, research and development, corporate operations, business opportunities, products, formulas, services, designs, drawings, marketing and financial and taxation matters;

     "Court" means the Superior Court of Justice (Ontario);

     "Delaware Act" means the Delaware Business Corporations Act, as amended;

     "Dissent Rights" has the meaning ascribed thereto in the Plan of Arrangement;

     "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director;

     "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

     "Encumbrance" includes, without limitation, any mortgage, pledge, assignment, charge, lien, or other security interest, or any trust or any preferential right of purchase or other third party interest and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

     "Environmental Laws" means any applicable Canadian or foreign federal, provincial, state, municipal or local laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters;

     "Exchangeable Shares" means the exchangeable shares of NPS - Allelix Inc. created pursuant to the Plan of Arrangement with the share attributes set forth in Appendix I to the Plan of Arrangement;

     "Final Order" means the order of the Court approving the Arrangement, as such order may be amended or modified by the highest court to which an appeal may be applied for at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as granted or affirmed;

     "Information Circular" means the notice of meeting and management information circular of Allelix prepared in connection with the Allelix Meeting provided by Allelix to Allelix Shareholders in connection with the transactions contemplated by this Agreement;

     "Interim Order" means an order of the Court providing for, among other things, the calling and holding of the Allelix Meeting and certain other procedural matters, as well as for the issuance of the notice of application for the Final Order, as the same may be amended or supplemented from time to time;

     "Material Adverse Effect" and "Material Adverse Change" means, in relation to a party hereto, a condition affecting or a change in the business, assets, properties, condition (financial or otherwise), results of operations or prospects of such party (and its Subsidiaries on a consolidated basis) which when taken as a whole have or represent or could reasonably be expected to have a material adverse effect on the party or on the market price or value of its securities, other than any matter or action relating to (i) the Canadian economy or securities markets in general or (ii) relating to the Canadian or U.S. biotechnology industry in general, but not specifically relating to the party;

     "ME" means The Montreal Exchange;

     "Nasdaq" means the National Association of Securities Dealers Automated Quotation System;

     "NPS - Allelix Inc." means a corporation incorporated under the British Columbia Companies Act as a wholly-owned subsidiary of NPS Holdings;

     "NPS Common Shares" means the common shares of NPS, par value $0.001 as constituted on the date hereof;

     "NPS Counsel" means Blake, Cassels & Graydon and/or such other counsel as may be appointed by NPS and James U. Jensen, Esq.;

     "NPS Holdings" means a corporation incorporated under the British Columbia Companies Act as a wholly-owned subsidiary of NPS;

     "NPS Information Circular" means the notice of meeting and management information circular of NPS prepared in connection with the NPS Meeting provided by

     NPS to NPS Securityholders in connection with the transactions contemplated by this Agreement;

     "NPS Meeting" means the special meeting of the holders of NPS Common Shares and all adjournments and postponements thereof to consider and, if determined advisable, approve, among other things, (i) an amendment to NPS' Articles of Incorporation to increase the number of NPS Common Shares authorized for issuance thereunder; and (ii) the issuance of up to 7,534,000 NPS Common Shares as contemplated by the Arrangement;

     "NPS Preferred Shares" means the NPS Preferred Stock, $0.001 par value, as constituted on the date hereof;

     "NPS Shareholder Rights Plan" means the Shareholder Rights Plan adopted by the NPS Board of Directors in December 1996;

     "NPS Stock Option Plans" means the 1987 Stock Option Plan, the 1994 Equity Incentive Plan, the 1994 Non-Employee Directors' Stock Option Plan, the 1994 Non-Employee Director Stock Bonus Program, the Employee Stock Purchase Plan and the 1998 Stock Option Plan;

     "NPS Warrants" means the warrants to purchase NPS Common Shares issued from time to time prior to the date hereof;

     "OBCA" means the Business Corporations Act (Ontario), as now in effect and as it may be amended from time to time prior to the Effective Date, including the regulations made thereunder;

     "OBCA Director" means the Director appointed under Section 278 of the OBCA;

     "Person" means an individual, a partnership, a corporation, a trust, an unincorporated organization, a union, a government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual;

     "Plan of Arrangement" means the plan of arrangement which is annexed as Schedule A hereto and any amendment or variation thereto made in accordance with Section 9.1 of this Agreement;

     "Preferred Stock Purchase Rights" means the purchase rights issued pursuant to the NPS Shareholder Rights Plan;

     "Public Documents" means all documents filed, in the case of Allelix, by Allelix with the applicable securities regulatory authorities in all provinces in Canada in which Allelix is a reporting issuer, and in the case of NPS, by NPS with the United States Securities and Exchange Commission and Nasdaq, during the three years preceding the date of this Agreement, and includes all documents so filed to and including the Effective Date by a Person with respect to its business and affairs;

     "Subsidiary" means, with respect to (i) a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate in like relation to a Subsidiary, and (ii) any Person other than a corporation in which the first-mentioned Person or one or more of its subsidiaries, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof;

     "Support Agreement" means the agreement between NPS, NPS Holdings and NPS - Allelix Inc., substantially in the form of Schedule B hereto;

     "Tax" and "Taxes" means, with respect to any entity, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, paid-up capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, licence taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever and any instalments in respect thereof, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing.

     "Tax Return" and "Tax Returns" means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes;

     "TSE" means The Toronto Stock Exchange;

     "U.S. Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

     "Voting and Exchange Trust Agreement" means the agreement between NPS, NPS - Allelix Inc. and a trust company, substantially in the form of Schedule C hereto.

1.2  Interpretation Not Affected by Headings

     The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

1.3  Article References

     Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or schedule by number or letter or both refer to the Article, Section, subsection, paragraph or schedule, respectively, bearing that designation in this Agreement.

1.4  Number and Gender

     In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa; words importing gender shall include all genders; and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental board, agency or instrumentality thereof).

1.5  Date for Any Action

     If the date on which any action is required to be taken hereunder by any of the parties is not a business day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a business day in such place.

1.6  Currency

     Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of the United States of America.

1.7  Knowledge

     The use in this Agreement of the phrases "Allelix knowledge", "knowledge of Allelix" and "known to Allelix", and similar phrases referring to "it" or "its" in reference to the knowledge of Allelix with respect to any matter or thing, shall be interpreted to mean the actual knowledge of the directors and senior officers of Allelix after enquiry of the management or employees of Allelix who have management responsibility over the area of Allelix's business to which the subject matter of Allelix's actual knowledge relates, and the phrases "NPS knowledge", "knowledge of NPS", and similar phrases referring to "it" or "its" in reference to the knowledge of NPS or "known to NPS" with respect to any matter or thing, have a corresponding meaning.

1.8  Disclosure

     The use in this Agreement of the phrase "except as disclosed" and similar phrases, shall mean except as disclosed in writing by the disclosing party to the receiving party (which shall include, without limitation, delivery of documents for the purpose of disclosure of the contents thereof) and such disclosure having been acknowledged in writing by the receiving party.

1.9  Schedules

     The following schedules are incorporated by reference into this Agreement and form part hereof:

     Schedule A      -   Plan of Arrangement

     Schedule B      -   Support Agreement

     Schedule C      -   Voting and Exchange Trust Agreement

                                   ARTICLE 2
                                THE ARRANGEMENT

2.1  Arrangement

     As soon as reasonably practicable, Allelix and NPS shall apply to the Court pursuant to Section 192 of the CBCA and Section 182 of the OBCA for an order approving the Arrangement and in connection with such application shall:

     (a) as soon as practicable and, in any event, by not later than October 31, 1999, file, proceed with and diligently prosecute an application for an Interim Order under Section 192(4) of the CBCA and Section 182(5) of the OBCA providing for, among other things, the calling and holding of the Allelix Meeting for the purpose of Allelix Shareholders considering and, if deemed advisable, approving the Arrangement Resolution; and

     (b) subject to obtaining the approval of the Allelix Shareholders as contemplated in the Interim Order and as may be directed by the Court in the Interim Order, take the steps necessary to submit the Arrangement to the Court and apply for the Final Order;

and, subject to the fulfilment or waiver of the conditions set forth in Article 7, shall deliver to the Director the Articles of Arrangement and such other documents as may be required to give effect to the Arrangement.

2.2  Interim Order

     The Interim Order sought by Allelix and NPS shall provide that, for the purpose of the Allelix Meeting, the requisite majority for the approval of the Arrangement Resolution by the holders of the Allelix Common Shares shall be two-thirds of the votes cast by such shares present in person or by proxy at the Allelix Meeting with holders of Allelix Preferred Shares entitled to vote as holders of Allelix Common Shares in respect of that number of Allelix Common Shares equal to the number of Allelix Common Shares such holders would be entitled to receive if such shares were converted into Allelix Common Shares on the record date for the Allelix Meeting unless the Court otherwise orders.

2.3  Effective Date

     The Arrangement shall become effective on the Effective Date.

                                   ARTICLE 3
                     MUTUAL REPRESENTATIONS AND WARRANTIES

     Each party to this Agreement represents and warrants to the other party and acknowledges that such other party is relying upon such representations and warranties in connection with the matters contemplated by this Agreement that:

3.1  Organization and Qualification

     It and each of its Subsidiaries is a corporation duly incorporated, continued or amalgamated or a partnership formed, as the case may be, and organized and validly existing under the laws of the jurisdiction of its incorporation, continuance, amalgamation or formation and has the power and authority to own or lease its property and assets and to carry on its business as now being conducted and is duly registered to carry on business, and is in good standing in each jurisdiction in which the character of its properties or assets, owned or leased, or the nature of its business makes such registration necessary, except where failure to be so registered or in good standing would not have a Material Adverse Effect on it and its Subsidiaries, taken as a whole.

3.2  Subsidiaries

     It has no Subsidiaries or agreements of any nature to acquire any Subsidiary, or to acquire any other business operations out of the ordinary course of business except for, in the case of Allelix, the Allelix Subsidiaries.

3.3  Authority Relative to this Agreement

     It has the requisite corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and in the Plan of Arrangement have been duly authorized by its board of directors and, except as contemplated hereby, no other corporate proceedings on behalf of it are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject to enforceability being limited by applicable bankruptcy, insolvency, reorganization and other laws affecting the enforcement of creditors' rights generally and the discretionary nature of certain remedies (including specific performance and injunctive relief) and subject to the effectiveness of clauses providing rights of indemnity or exculpating a party or persons from a liability or a duty otherwise owed which may be limited by law.

3.4  No Violations Caused by Agreement or Arrangement

     (a) Except as disclosed previously in writing to the other party making reference to this paragraph, the execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby and by the Plan of Arrangement and performance or compliance with the terms and provisions hereof and thereof, will not:

          (i) subject to completion of the corporate proceedings contemplated hereby, violate, conflict with, or result in breach of any provision or, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination, cancellation, purchase or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of it or of any of its Subsidiaries under any of the terms, conditions or provisions of, its or its Subsidiaries, articles, bylaws or other constating documents, any agreement, contract, deed, indenture, debenture, note, bond, Encumbrance, license, permit, approval or other instrument, authority or obligation to which it or any of its Subsidiaries is a party, or to which any of them or any of their respective properties or assets may be subject, or by which it or any of its Subsidiaries is bound;

          (ii) subject to compliance with the statutes and regulations referred to in Article 7, violate any Applicable Law, judicial or administrative judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable and known to it or any of its Subsidiaries or any of their respective properties or assets; or

          (iii) cause the suspension or revocation of any authorization, consent, approval or license currently in effect,

          except for such violations, conflicts, breaches, defaults, rights or Encumbrances, suspensions, or revocations which, or any consents, approvals or notices which if not given or received, would not have any Material Adverse Effect; and

     (b) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary by it in connection with this Agreement, the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except as contemplated hereby and except for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not have any Material Adverse Effect.


3.5  No Outstanding Actions, Suits, Proceedings or Investigations

     Except as disclosed previously in writing to the other party making reference to this paragraph, there are no actions, suits, proceedings or investigations commenced or, to its knowledge, contemplated or threatened against or affecting it or any of its Subsidiaries, at law or in equity, before or by any governmental department, commission, board, bureau, court, agency, arbitrator, stock exchange, market system or instrumentality, domestic or foreign, of any kind, nor to the best of its knowledge are there any existing facts or conditions which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations, which in any case could prevent or hinder the consummation of the transactions contemplated hereby or which could reasonably be expected to have a Material Adverse Effect.

3.6  Financial Statements

     The audited financial statements prepared in respect of its most recently completed financial year for which such statements have been prepared and the unaudited financial statements prepared in respect of the periods subsequent thereto were prepared in accordance with applicable generally accepted accounting principles consistently applied and fairly present the consolidated financial position, consolidated profits and loss (in the case of Allelix), results of operations and changes in the financial position of the corporations to which they relate on a consolidated basis as of the dates and for the periods indicated therein.

3.7  Minute Books and Unanimous Shareholder Agreement

     Its and its Subsidiaries' minute books are true and correct and contain the minutes of all meetings and all resolutions of the shareholders and directors thereof up to September 12, 1999 and, to its knowledge, there are no agreements among its securityholders in relation to or concerning the voting, holding or acquisition of its securities.

3.8  Public Disclosure

     Its Public Documents:

     (a) did not, as of the respective dates thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they were made; and

     (b) complied in all material respects with all applicable requirements of Applicable Law, as of the respective dates thereof, and no fact exists on the date hereof which has not been disclosed in its Public Documents and which, if publicly disclosed, would reflect a Material Adverse Change (or an event, condition or state of facts which might reasonably have been expected to give rise to a Material Adverse Effect).

3.9  No Outstanding Defaults and Violations

     Neither it nor any of its Subsidiaries is:

     (a) in breach or violation of any term or provision of its articles, by-laws or other constating documents; or

     (b) in breach or violation of any of the terms or provisions of, or in default under, any indenture, mortgage, deed of trust, loan agreement or other agreement (written or oral) or instrument or agreement, contract, deed, indenture, debenture, note, bond, Encumbrance, research agreement, license, license agreement, permit, joint venture agreement, collaboration agreement, approval or other instrument, obligation or authority to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which any of the properties or assets of it or any of its Subsidiaries is subject or, any statute or any Applicable Law order, rule or regulation of any court or government or governmental agency or authority having jurisdiction over it or any of its Subsidiaries or any of their respective properties or assets, where such breach, violation or default has or could reasonably be expected to have a Material Adverse Effect.

3.10 No Unusual Transactions or Events

     Except as previously disclosed in writing to the other party making reference to this paragraph or as otherwise contemplated hereby, since, in the case of Allelix, August 31, 1998 and, in the case of NPS, December 31, 1998, it and each of its Subsidiaries has:

     (a)  not amended its articles, by-laws or other constating documents;

     (b) conducted their respective businesses in all material respects in the ordinary course of business consistent with normal industry practice;

     (c) maintained or obtained all licences, permits, orders or approvals of, and has made all required registrations with, any governmental or regulatory body that is material to the conduct of its business;

     (d) not suffered any Material Adverse Change except as has been disclosed in its Public Documents;

     (e) not made any change in its accounting principles and practices as theretofore applied including, without limitation, the basis upon which its assets and liabilities are recorded on its books and its earnings and profits and losses are ascertained;

     (f) not suffered any damage, destruction or loss whether covered by insurance or not that could reasonably be expected to have a Material Adverse Effect;

     (g) not sold or otherwise disposed of property or assets aggregating to 10% or more of its total consolidated property and assets other than in the ordinary and regular course of business consistent with past practice;

     (h) not entered into, amended, relinquished, terminated or not renewed any material contract, agreement, license, franchise, transaction, commitment or other right or obligation, other than in the ordinary and regular course of business consistent with past practice;

     (i) maintained in effect salary and other compensation levels and benefits and employee rights on termination, in accordance with its then existing salary administration program;

     (j) not declared, paid or set aside for payment any dividend or distribution of any kind in respect of any of its outstanding securities nor made any repayments of share capital; and

     (k) not entered into or committed to enter into any agreement with an officer or director of the corporation or the beneficial owner of securities carrying more than 10% of the voting rights attached to all of its outstanding securities.

3.11 Tax and other Returns

     Except as previously disclosed in writing to the other party making reference to this paragraph, it and each of its Subsidiaries has:

     (a) duly and timely filed, in proper form, all Tax Returns required to be filed by them (all of which Tax Returns were correct and complete in all material respects) for all periods in respect of which such Tax Returns were due prior to the date hereof, and have paid in full all Taxes shown thereon, and there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any return referred to above. There are no assessments or reassessments of Taxes that have been issued and are outstanding and there are no outstanding issues which have been raised and communicated to it by any taxing authority including any discussions in respect of potential assessments or reassessments; and

     (b) withheld from each payment made to any of its officers, directors and employees and former officers, directors and employees and, where the party or its Subsidiary is resident or deemed to be resident in Canada for purposes of the Income Tax Act (Canada), to all persons who are non-residents of Canada, all amounts required to be withheld in respect of Taxes (including, without limitation, income tax) and remitted the same to the proper tax or other authority within the time required under any applicable legislation. All Taxes required under applicable legislation to be charged, collected and remitted on any sale, supply or delivery whatsoever, have been so charged, collected and remitted on a timely basis.

3.12 Tax Provisions

     Provision has been made, in accordance with applicable generally accepted accounting principles, in its Financial Statements for all Taxes, payable in respect of the business or assets of it and its Subsidiaries or otherwise. Provision has also been made, in accordance with generally accepted accounting principles, in their books and records for all Taxes in respect of any accounting period which has ended subsequent to the period covered by the Financial Statements.

3.13 Historical Assessments, Audits and Returns

     In respect of each taxation year of it and each of its Subsidiaries, and the predecessors of such corporations, it has provided to the other party making reference to this paragraph:

     (a)  full and complete disclosure with respect to the status of any audits;

     (b) copies of all objections or waivers with respect to such years pursuant to applicable tax legislation, tax rulings and opinions from applicable taxing authorities pursuant to which it, its affiliates and any predecessors of such corporations operated or now operate; and

     (c) copies of all Tax Returns which comprise all of the information necessary to form a reasonably accurate understanding of the current tax position of it and its Subsidiaries.

3.14 Assistance Filings

     All filings made by it and its Subsidiaries under which it or its Subsidiaries has received or is entitled to government assistance or incentives have been made in accordance, in all material respects, with all applicable legislation and contain no misrepresentations of a material fact or omit to state any material fact which could cause any amount previously paid or previously accrued on its accounts to be recovered or disallowed.

3.15 Insurance

     It and its Subsidiaries maintain business and property insurance in connection with their assets and business and liability insurance with respect to claims for personal injury, death or property damage in relation to the operation of their businesses, all with responsible and reputable insurance companies in such amounts and with such deductibles as are customary in the case of businesses of established reputation engaged in their industry.

3.16 Environmental Matters

     To its knowledge, except as disclosed in writing to the other party making reference to this paragraph or except to the extent that such violation does not have a Material Adverse Effect on it:

     (a) it and each of its Subsidiaries is not in violation of any Environmental Laws;

     (b) it and each of its Subsidiaries has operated its business at all times and has received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of any Environmental Laws;

     (c) there have been no unrectified spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes on any of the real property owned or leased by it or any of its Subsidiaries or under their respective control, nor has any such real property been used at any time by any person as a landfill or waste disposal site;

     (d) there have been no releases, deposits or discharges, in violation of Environmental Laws, of any hazardous or toxic substances, contaminants or wastes to the earth, air or into any body of water or any municipal or other sewer or drain water system by it or any of its Subsidiaries;

     (e) no orders, directions or notices have been issued and remain outstanding pursuant to Environmental Laws relating to its or any of its Subsidiaries, business or assets;

     (f) neither it nor any of its Subsidiaries has failed to report to the proper governmental authority the occurrence of any event which is required to be so reported by any Environmental Laws; and

     (g) it and each of its Subsidiaries, holds all licenses, permits and approvals required under Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licenses, permits and approvals are in full force and effect, and neither it nor any of its Subsidiaries has received any notification pursuant to any Environmental Laws that any work, repairs, construction or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto, or that any license, permit or approval referred to above is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated.

3.17 Employment Agreements

     Except as previously disclosed in writing to the other party making reference to this paragraph:

     (a) neither it nor any of its Subsidiaries is a party to any written employment, service or pension agreement, whether written or oral, which cannot be terminated without cause by it or such Subsidiary, as the case may be, upon giving such notice as may be required by law (or paying to such Person such amount in lieu of notice) and without the payment of any damages or penalty;

     (b) neither it nor any of its Subsidiaries is a party to or bound by any union or collective agreements nor currently engaged in labour negotiations. No grievance, application, complaint or other proceeding has been filed by or against it which is unresolved or outstanding. Neither it nor any of its Subsidiaries has engaged in any unfair labour practice;

     (c) neither it nor any of its Subsidiaries is party to an employee benefit or pension plan or other benefit plan;

     (d) no vacation pay, bonus, deferred compensation, profit sharing, pension or other similar obligation is owed to any employee.

3.18 Consents and Approvals

     No consent or approval is required to be obtained from, or notice required to be delivered to, any government authority, other party to a contract or any other person whose consent or approval is required to be obtained, or to which notice is required to be delivered, in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated hereby except:

     (a) the approval of matters relating to the transactions contemplated hereby at the Allelix Meeting and the NPS Meeting;

     (b)  the approval of the Court of the transactions contemplated hereby;

     (c) exemptions from the provincial securities regulators from the registration and prospectus requirements with respect to the exchangeable share structure;

     (d) approval of the relevant Canadian stock exchange(s) regarding the conditional listing of the Exchangeable Shares;

     (e) effectiveness of the registration statements filed with the U.S. Securities and Exchange Commission regarding the NPS Common Shares;

     (f) approval of Nasdaq regarding the trading of the NPS Common Shares subject to notice of issuance;

     (g)  filing notice of the Arrangement pursuant to the Investment Canada
          Act;
except where failure to obtain such consent or approval would not constitute a Material Adverse Effect.

3.19 Brokers and Finders' Fees

     Except for the previously disclosed arrangements of Allelix with BancBoston Robertson Stephens and of NPS with Prudential Vector, neither the execution of this Agreement nor the consummation of the Plan of Arrangement will result in it or any of its Subsidiaries having to pay any brokerage or finder's fee to any person.

3.20 Intellectual Property Rights

     To the best of its knowledge, all intellectual property rights (including patents, trade-marks, know how and trade secrets) (such rights being defined as "Intellectual Property Rights") owned by it or its Subsidiaries are valid, subsisting, unexpired, enforceable and have not been abandoned and no claim has been made that the use of the Intellectual Property Rights violates the rights of any third party. Except as disclosed in writing to the other party making reference to this paragraph, none of such Intellectual Property Rights have been licensed or franchised by the Corporation to any party other than in the normal course of business.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF ALLELIX

     Allelix represents and warrants to NPS as follows, and acknowledges that NPS is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

4.1  Allelix Authorized Capital

     The authorized capital of Allelix consists of an unlimited number of common shares and preferred shares issuable in series.

4.2  Allelix Issued Capital

     The issued and outstanding share capital of Allelix consists of 20,126,140 Allelix Common Shares and 1,000 Allelix Preferred Shares and, except for the Allelix Options of which there are 1,596,321 outstanding and the Allelix Warrants of which there are 829,108 outstanding, no other securities of Allelix are issued and outstanding. All outstanding Allelix Common Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights.

4.3  Allelix Subsidiaries

     Allelix owns, except as disclosed in the notes to the Allelix Financial Statements, directly or indirectly, all of the issued and outstanding shares of all of its Subsidiaries, and all of the issued and outstanding shares in the capital of each such Subsidiary as owned by Allelix are fully paid and non-assessable and are legally and beneficially owned by Allelix free and clear of any Encumbrances, voting trusts, proxies and other interests, claims or demands of every kind or nature whatsoever other than the general security interest in such shares granted by Allelix to a Canadian chartered bank pursuant to a general security agreement, a copy of which has been provided to NPS by Allelix and no person has any agreement, option, right or privilege (including, without limitation, by law, pre-emptive right, contract or otherwise) to purchase, convert into, exchange for or otherwise acquire, or any agreement, option, right or privilege capable of becoming any such agreement, right, option or privilege, any of the issued or unissued shares in the capital of the Subsidiary.

4.4  Allelix Options and Rights

     No person has any agreement, option, warrant or any right or privilege (whether by law, preemptive right, contract or otherwise) capable of becoming an agreement, option or right for the purchase, subscription, allotment or issuance of any unissued securities of Allelix or any Allelix Subsidiary, other than:

     (a) 1,596,321 Allelix Common Shares issuable on the exercise of the Allelix Options;

     (b) 829,108 Allelix Common Shares issuable on the exercise of the Allelix Warrants;

     (c) not more than up to 875,773 Allelix Common Shares issuable upon the conversion of the Allelix Preferred Shares (assuming a floor price of Cdn.$3.36 and an exchange rate of U.S.$1.00 = Cdn.$1.4713, being the noon buying rate quoted in New York for cable transfers payable in Canadian dollars on September 27, 1999, certified by the Federal Reserve Bank of New York for customs purposes, as required by Section 522 of the amended Tariff Act of 1930); and

     (d) not more than up to 744,962 Allelix Common Shares issuable to Johnson & Johnson Development Corporation under a stock purchase agreement between dated October 30, 1998 (assuming a floor price of Cdn.$3.95 and an exchange rate of U.S.$1.00 = Cdn.$1.4713, being the noon buying rate quoted in New York for cable transfers payable in Canadian dollars on September 27, 1999, certified by the Federal Reserve Bank of New York for customs purposes, as required by Section 522 of the amended Tariff Act of 1930).

4.5  Allelix Status Under Securities Laws

     Allelix is a reporting issuer under the securities laws of each province of Canada and the issued and outstanding Allelix Common Shares and all issuable Allelix Common Shares referred to in Section 4.4 are listed or listed subject to issuance, as the case may be, on the TSE. To its knowledge, Allelix is not in default of any requirements of such securities laws, and, to its knowledge, Allelix is in compliance with the by-laws, rules and regulations of the TSE.

4.6  Allelix Board Approval and Recommendation

     The Board of Directors of Allelix has unanimously determined that the Arrangement is fair to the Allelix Shareholders and that the Arrangement is in the best interests of Allelix and the Allelix Shareholders, approved the Arrangement and the entering into and execution of this Agreement and resolved to recommend that the Allelix Shareholders vote in favour of the Arrangement.


4.7  Information Circular

     The information contained in the Information Circular (other than information solely relating to NPS which is to be provided by NPS to Allelix for inclusion in the Information Circular) will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made.

4.8  Allelix Information in NPS Information Circular

     The information contained in the NPS Information Circular provided by Allelix for inclusion in the NPS Information Circular will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made.

4.9  1999 Audited Statements

     Allelix represents and warrants that (i) the audited financial statements to be prepared in respect of the financial year ended August 31, 1999 will be prepared in accordance with generally accepted accounting principles consistently applied and that such statements will fairly present the financial position and results of operations and changes in the financial position of Allelix on a consolidated basis as of the date of such statements and (ii) it will not make any change in its accounting principles and practices previously applied including, without limitation, the basis on which its assets and liabilities are recorded on its books and its earnings and profits and losses are ascertained.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF NPS

     NPS represents and warrants to Allelix as follows, and acknowledges that Allelix is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

5.1  NPS Authorized Capital

     The authorized capital of NPS consists of 20,000,000 NPS Common Shares and 5,000,000 NPS Preferred Shares.

5.2  NPS Issued Capital

     The issued and outstanding share capital of NPS consists of 12,710,724 NPS Common Shares and, except for (a) the NPS Options, (b) the NPS Warrants, (c) the NPS Preferred Share to be issued in connection with the transactions contemplated hereby, and (d) the NPS Common Shares to be issued in connection with the transactions contemplated hereby, no other securities of NPS are issued and outstanding. All outstanding NPS Common Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of any preemptive rights.

5.3  NPS Options and Rights

     No person has any agreement or option or any right or privilege (whether by law, preemptive right, contract or otherwise) capable of becoming an agreement, option or right for the purchase, subscription, allotment or issuance of any unissued securities of NPS other than

     (a) 2,161,954 Common Shares issuable on the exercise of the NPS Options;

     (b) 32,542 NPS Common Shares issuable on the exercise of the NPS Warrants;

     (c) up to 7,500,000 NPS Common Shares and the NPS Preferred Share, in each case, issuable under obligations to arise under the Exchangeable Shares or under the Plan of Arrangement; and

     (d) the securities issuable subsequent to the occurance of certain stated events pursuant to the terms of the Preferred Stock Purchase Rights.

5.4  NPS Status Under Securities Laws

     NPS is a reporting company under the U.S. Securities Exchange Act and the issued and outstanding NPS Common Shares and the issuable NPS Common Shares referred to in Section 5.3(a) are listed or listed subject to issuance, respectively, on Nasdaq. To its knowledge, NPS is not in default of any requirements of such securities laws, and, to the best of its knowledge, NPS is in compliance with the by-laws, rules and regulations of Nasdaq.

5.5  NPS Information in Information Circular

     The information contained in the Information Circular relating to NPS which is provided by NPS to Allelix for inclusion in the Information Circular will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made.

5.6  NPS Information Circular

     The information contained in the NPS Information Circular (other than the information solely relating to Allelix which is to be provided by Allelix to NPS for inclusion in the NPS Information Circular) will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made.



5.7  NPS Board Approval

     The NPS Board of Directors has unanimously approved the Arrangement Agreement and determined to recommend that the holders of NPS Common Shares vote in favour of the matters contemplated in this Agreement to be voted on at the NPS Meeting.

                                   ARTICLE 6
                                   COVENANTS

6.1  Mutual Covenants

     Each of the parties to this Agreement covenants to the other party that, until the Effective Date or the day upon which this Agreement is terminated, whichever is earlier, unless the other party shall otherwise agree in writing or as otherwise expressly permitted or specifically contemplated by this Agreement, it:

     (a) will use all reasonable commercial efforts to satisfy (or to cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in Article 7 to the extent the same is within its control and to take, or to cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under Applicable Laws to complete the Arrangement, including using all reasonable commercial efforts:

          (i) to obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;
          (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained by it under Applicable Law; and
          (iii) to effect all necessary registrations and filings and submissions of information requested by governmental authorities required to be effected by it in connection with the Arrangement;

          and it will use its reasonable commercial efforts to cooperate with the other party to this Agreement in connection with the performance by it of its obligations hereunder including, without limitation, continuing to provide reasonable access to information and to maintain ongoing communications as between officers of Allelix and NPS;

     (b) will make available and cause to be made available to the other party to this Agreement, its agents and advisors, all documents and agreements in any way relating to or affecting its business, financial condition, operations, prospects, properties, assets or affairs (including, without limitation, any such other documents or agreements as may be necessary or desirable to enable such other party to verify the truth of its representations and warranties and compliance by it with the terms and conditions hereof, except where it is contractually precluded from making such document or agreement available in which case it shall cooperate with the other party in securing access to any such documentation not in its possession or under its control;

     (c) will not take any action, refrain from taking any action, or permit any action to be taken or not taken, inconsistent with this Agreement or which might, directly or indirectly, interfere with or adversely affect the consummation of the Arrangement; and

     (d) will not, during the period commencing on the date of this Agreement and ending on the earlier of (i) the Effective Date and (ii) the second anniversary of the termination of this Agreement, directly or indirectly solicit, induce, recruit or encourage any of the other party's employees to terminate their employment with the other party or attempt to solicit, induce or recruit employees of the other party. The publication of advertisements in newspapers and/or other publication of general circulation (including trade publications and company websites) shall not in any event be deemed a violation of any provision of this Subsection.

6.2  Covenants of Allelix

     Allelix covenants and agrees that, until the Effective Date or the day upon which this Agreement is terminated, whichever is earlier, it:

     (a) will in a timely and expeditious manner and as soon as reasonably practicable, but in any event not later than October 31, 1999, file, proceed with and diligently prosecute an application to the Court under the CBCA and/or OBCA, as required, for an Interim Order with respect to the Arrangement;

     (b) will, in a timely and expeditious manner and as soon as reasonably practicable:

         (i)   carry out the terms of the Interim Order;

         (ii) prepare and file the Information Circular with the applicable securities regulatory authorities in all jurisdictions where the same is required to be filed and mail the same as ordered by the Interim Order and in accordance with Applicable Law, in all jurisdictions where the same is required, complying in all material respects with all applicable legal requirements on the date of mailing thereof;

         (iii) allow NPS and NPS Counsel to participate fully in preparation of the Information Circular and any amendments or supplements thereto;

         (iv) convene the Allelix Meeting to be held on or before January 20, 2000 and distribute copies of this Agreement (or a written summary thereof prepared by Allelix in form and substance reasonably satisfactory to NPS), in each case as ordered by the Interim Order;

         (v) solicit proxies to be voted at the Allelix Meeting in favour of the Arrangement;

         (vi) provide notice to NPS of the Allelix Meeting and allow NPS's representatives to attend the Allelix Meeting; and

         (vii) conduct the Allelix Meeting in accordance with the Interim Order, the by-laws of Allelix and any instrument governing such meeting, as applicable, and as otherwise required by law;

     (c) will, in a timely and expeditious manner and, in any event not later than October 20, 1999 deliver to NPS the audited financial statements prepared in respect of its fiscal year ended August 31, 1999 in accordance with Section 4.9;

     (d) will, in a timely and expeditious manner, prepare (and allow NPS and NPS Counsel to participate fully in such preparation) and file any amendments or supplements to the Information Circular with respect to the Allelix Meeting and mail the same as required by the Interim Order and in accordance with Applicable Law, in all jurisdictions where the same is required, complying in all material respects with all applicable disclosure and other legal requirements on the date of mailing thereof;

     (e) will, subject to the approval of the Arrangement at the Allelix Meeting in accordance with the provisions of the Interim Order, forthwith, but in any event not later than January 31, 2000, file, proceed with and diligently prosecute an application for the Final Order;

     (f) will forthwith carry out the terms of the Final Order and, subject to the receipt of the Final Order, will file Articles of Arrangement and the Final Order with the OBCA Director in order for the Arrangement to become effective on or before January 31, 2000;

     (g) will, subject to approval of the Continuance Resolution at the Allelix Meeting, file articles of continuance with the OBCA Director;

     (h) will, except for proxies and non-substantive communications with Securityholders, furnish promptly to NPS a copy of each notice, report, schedule or other document or communication delivered, filed or received by Allelix in connection with the Arrangement, the Allelix Meeting or any other meeting of Allelix Shareholders or class of security holders which all such holders, as the case may be, are entitled to attend, any filings under Applicable Law and any dealings with regulatory agencies in connection with, or in any way affecting, the transactions contemplated herein;

     (i) will make other necessary filings and applications under Applicable Law required on the part of Allelix in connection with the transactions contemplated herein and take all reasonable action necessary to be in compliance with such Applicable Law;

     (j) will make such filings and applications under Applicable Law as are required on the part of Allelix to exempt Allelix from the obligation to translate into the French language the materials delivered to Allelix Shareholders in connection with the Allelix Meeting;

     (k) will apply for the delisting of the Allelix Common Shares from the ME and allow NPS and NPS Counsel to participate in the preparation of the documentation required in this regard;

     (l) will conduct its affairs, and cause its Subsidiaries' affairs to be conducted, so that all of its representations and warranties contained herein shall be true and correct on and as of the Effective Date as if made thereon;

     (m) will use reasonable efforts, and cause its Subsidiaries to use reasonable efforts to preserve intact its business organization and goodwill, and to maintain satisfactory relationships with suppliers, distributors, customers, partners and others which have business relationships with it or its Subsidiaries;

     (n) shall conduct its business, and cause its Subsidiaries' businesses to be conducted, only in, not take any action except in, and maintain its respective properties and facilities in, the usual, ordinary and regular course of business and consistent with past practice;

     (o) except as may be necessary to give effect to the transactions contemplated hereby or with the prior written consent of NPS, shall not, nor will it permit its Subsidiaries to, directly or indirectly, do or permit to occur any of the following:

         (i) issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber, any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of any capital stock of Allelix (other than pursuant to the exercise of Allelix Options, Allelix Warrants or the conversion of the Allelix Preferred Shares in accordance with their terms);

         (ii) enter into or assume any transaction or obligation or incur any capital expenditures, or enter into any series of related transactions or obligations or incur related capital expenditures, which, in the aggregate, exceed Cdn. $250,000, other than transactions, obligations and reasonable expenditures relating to:

               A. the negotiation and preparation of this Agreement, including the fulfilment by Allelix of the covenants contained in Sections 6.2(a) through (j), inclusive;

               B. responding to any unsolicited submission or proposal in accordance with Section 6.3 or otherwise incurring expenses at the direction of the Board of Directors of Allelix in respect of matters for which such Board has received an opinion of Allelix Counsel that such expenses are required to be incurred to enable such directors to fulfil their fiduciary duties as board members;

               C. actions taken to preserve property or to safeguard individuals from harm where such property or individuals are in imminent danger of material damage or injury,

            provided that Allelix shall consult fully with NPS before taking any steps under this Section 6.2(o)(ii)(C) or, in the event of an emergency, as soon as practicable thereafter;

     (iii)  amend or propose to amend its articles or by-laws;

     (iv) split, combine or reclassify any outstanding Allelix Common Shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to the Allelix Common Shares;

     (v) redeem, purchase or offer to purchase any Allelix Common Shares or other securities of Allelix;

     (vi) reorganize, amalgamate or merge Allelix with any other person, corporation, partnership or other business organization whatsoever;

     (vii)  reduce the stated capital of Allelix;

     (viii) acquire or agree to acquire (by merger, amalgamation, acquisition of securities or assets or otherwise) any corporation, partnership or other business organization or division or, except in the ordinary course of business, any assets or properties;

     (ix) except as previously disclosed in writing to the other party making reference to this paragraph, incur or commit to incur any indebtedness for borrowed money or issue any debt securities except for the borrowing of working capital in the ordinary course of business and consistent with past practice; or

     (x) enter into or agree to enter into any licence agreement, collaboration and/or development agreement or any other agreement to sell, convey, transfer, assign or encumber any of its right, title or interest in any of its research, pre-clinical or clinical development programs;

(p) except for annual salary adjustments consistent with historic practice for Persons, other officers or management, shall not adopt or amend, nor will it permit its Subsidiaries to adopt or amend, any compensation arrangements, perquisites, profit sharing, incentive, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee;

(q) except with the prior written consent of NPS, will not permit any payments to be made under any profit sharing plan;

(r) shall not take any action that would render any representation or warranty made by it in this agreement untrue at any time prior to the proposed transaction being consummated if then made;

(s) shall promptly notify NPS orally and in writing of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated);

(t) shall not enter into, modify or terminate any material contract, agreement, commitment or arrangement to which Allelix or a Subsidiary thereof is a party or by which its assets are bound;

(u) will cause the auditors of Allelix to provide a comfort letter to NPS in respect of the Allelix financial statements and the information derived therefrom which is disclosed in the Information Circular and the NPS Information Circular;

(v) will not, nor will it permit its Subsidiaries to, except for transactions in the ordinary course of business and as required in the course of prudent operations or with the prior written consent of NPS thereto, sell, dispose of, transfer, convey, surrender, release or abandon, or create or assume any Encumbrance on or in respect of, the whole or any part of its assets other than chattels that are replaced by equivalent property or consumed in operations and other than any liens arising as a result of operations under agreements affecting the assets;

(w) will and will cause its Subsidiaries to use all reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(x) will, in all material respects, conduct itself so as to keep NPS reasonably informed as to its business and affairs and as to the decisions required with respect to the most advantageous methods of operating its business;

(y) except with the prior written consent of NPS, will not, and will not permit its Subsidiaries to enter into any transaction out of the ordinary course of its business as hereinbefore conducted and will and will cause its Subsidiaries to use all reasonable efforts to preserve intact its present business, licenses and permits;

(z) will not, and will not permit its Subsidiaries to, declare any dividends or make any other distribution or repay, other than the ordinary course of business, any outstanding indebtedness; and

(aa) will use all commercially reasonable efforts to obtain the written agreement of the holders of all of the Preferred Shares to vote in favour of the Arrangement

     Resolution and the Continuance Resolution in a form acceptable to NPS, acting reasonably, as soon as reasonably practicable.

6.3  No Soliciting Other Offers

     (a) Without the prior written consent of NPS, from and after the date hereof, Allelix and its Subsidiaries will not, and will not authorize or permit any of their officers, directors, employees, financial advisors, representatives and agents ("Representatives") to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any enquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined herein) from any Person, or engage in any discussions or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provisions hereof, Allelix may at any time prior to the time the Allelix Shareholders shall have voted to approve the Arrangement and the other transactions contemplated thereby, engage in discussions or negotiations with a third party who (without any solicitation, initiation, or encouragement, directly or indirectly, by Allelix, any of its Subsidiaries or the Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Allelix and its business, properties and assets if, and only to the extent that, (A) the third party has (x) first made an Acquisition Proposal that is financially superior to the transaction contemplated by this Agreement which, in any event, shall mean that such proposal shall offer a value per Allelix Common Share greater than the per share value attributable thereto under the transaction contemplated by this Agreement and (y) demonstrated that the funds or other consideration necessary for the Acquisition Proposal are reasonably likely to be available (as determined in good faith, in each case by Allelix's board of directors after receiving the advice of its financial advisors to this effect in writing or recorded in the minutes) (a "Superior Proposal") and Allelix's board of directors shall conclude in good faith, after considering Applicable Law and receiving the advice of outside counsel to this effect in writing or recorded in the minutes, that such action is necessary for the board of directors to act in a manner consistent with its fiduciary duties under Applicable Law, and (B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, Allelix provides prompt notice to NPS to the effect that it is furnishing information to or entering into discussions or negotiations with such person or entity and receives from such person or entity an executed confidentiality and restricted use agreement in reasonably customary form.

     (b) Allelix shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation (including, without limitation, the closing of its present data room (if any)).

     (c) Allelix shall notify NPS orally and in writing of any enquiries, offers or proposals with respect to an Acquisition Proposal (including without limitation terms and conditions of any such proposal, the identity of the person making it and all other information reasonably requested by NPS) within 12 hours of the receipt thereof, shall answer NPS' questions with respect to such enquiries, offers or proposals and shall give NPS five days advance notice of any agreement to be entered into with, or information to be supplied to, any person making such enquiry, offer or proposal.

     (d) Allelix covenants that it will not enter into any agreement regarding a Superior Proposal (the "Proposed Agreement") without providing NPS with an opportunity to amend this Agreement to provide for a value per Allelix Common Share at least equal to that included in the Proposed Agreement (as determined in good faith by Allelix's Board of Directors after receiving the advice of its financial advisors to this effect in writing or recorded in the minutes). In particular, Allelix covenants to provide NPS with a copy of any Proposed Agreement as executed by the party making the proposal at least 72 hours prior to its proposed execution by Allelix. In the event that NPS agrees to amend this Agreement as provided above, Allelix covenants that it will not enter into the Proposed Agreement.

     (e) As used herein, "Acquisition Proposal" shall mean a written proposal or offer by any person to acquire beneficial ownership of all or a material portion of the assets of Allelix (including shares of Subsidiaries) or one or more of its Subsidiaries or not less than 10% of the Allelix Common Shares or of one or more of its Subsidiaries pursuant to an amalgamation, plan of arrangement, consolidation or other business combination, sale of shares or other securities, sale of assets, take-over bid or tender offer or exchange offer or similar transaction involving Allelix or one or more of its Subsidiaries including, without limitation, any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership or any material portion of the assets of, or such percentage of the Allelix Common Shares or one or more of its Subsidiaries (other than transactions contemplated by this Agreement).

6.4  Access

     NPS shall be entitled, on reasonable notice to Allelix during normal business hours and without undue interference to Allelix's operations, to access to Allelix's premises and will be entitled to meet with Allelix's shareholders, creditors, licensors, licensees and employees. Allelix will conduct itself, and will cause its Subsidiaries to conduct themselves, so as to keep NPS fully informed as to its and its Subsidiaries' business and affairs and as to the decisions required with respect to the most advantageous methods of operating and producing from its and its Subsidiaries' assets.

6.5  Covenants of NPS

     NPS covenants and agrees that, until the Effective Date or the day upon which Agreement is terminated, whichever is earlier, it:

     (a) will not issue NPS Common Shares at a price which is less than the then current market price on their date of issue less 10% except upon the exercise of the NPS Options;

     (b) will allow Allelix and Allelix Counsel to participate fully in preparation of the NPS Information Circular and any amendments or supplements thereto;

     (c) will, in a timely and expeditious manner and as soon as practicable but in any event not later than January 15, 2000, convene the NPS Meeting;

     (d) solicit proxies to be voted at the NPS Meeting in favour of the matters to be considered thereat;

     (e) provide notice to Allelix of the NPS Meeting and allow Allelix's representatives to attend the NPS Meeting;

     (f) will, except for proxies and other non-substantive communications with Securityholders, furnish promptly to Allelix a copy of each notice, report, schedule or other document or communication delivered, filed or received by NPS in connection with the NPS Meeting and any dealings with regulatory agencies in connection therewith or in any way affecting the transaction contemplated hereby;

     (g) file a registration statement registering the issuance of the NPS Common Shares pursuant to the Arrangement and on the exchange of the Exchangeable Shares;

     (h) will, in a timely and expeditious manner provide to Allelix all information as may be reasonably requested by Allelix or as required by the Interim Order or as may be required or desirable under Applicable Law with respect to NPS and its businesses and properties for inclusion in the Information Circular or in any amendments or supplements to the Information Circular complying in all material respects with all applicable legal requirements on the date of mailing thereof and not containing any misrepresentation (as defined under applicable securities laws) with respect thereto;

     (i) will, to the extent within its power, forthwith carry out the terms of the Interim Order and the Final Order;

     (j) will, to the extent within its power and subject to Applicable Laws, assist Allelix in the solicitation of proxies to be voted at the Allelix Meeting in favour of the Arrangement;

     (k) will prepare and file with all applicable provincial securities commissions or similar securities regulatory authorities all necessary applications to seek exemptions, if required, from the prospectus, registration and other requirements of the applicable securities laws of such provinces for the issue by NPS of NPS Common Shares on exercise of the Exchangeable Shares and to permit resale of such shares in such provinces without the requirement to file a prospectus (other than by control persons and subject to general requirements other than a "hold period");

     (l) will make all other necessary filings and applications under Applicable Laws required in connection with the transactions contemplated herein and take all reasonable action necessary to be in compliance with Applicable Laws and regulations;

     (m) will use reasonable commercial efforts to conduct its affairs so that all of its representations and warranties contained herein shall be true and correct on and as of the Effective Date as if made thereon;

     (n) will appoint on the Effective Date three Allelix directors to the Board of Directors of NPS mutually acceptable to Allelix and NPS, acting reasonably;

     (o) will appoint, on the Effective Date, the individuals holding the positions of Senior Vice President and Chief Financial Officer and Senior Vice President, Operations of Allelix as officers of NPS with titles and duties commensurate with such positions acceptable to such individuals, Allelix and NPS, acting reasonably, upon terms and subject to conditions set out in employment agreements to be entered into between NPS and each such individual on the Effective Date;

     (p) will conduct its affairs and cause its Subsidiaries' affairs to be conducted so that all of its representations and warranties contained herein shall be true and correct on and as of the Effective Date as if made thereon;

     (q) shall not take any action that will render any representation or warranty made by it in this Agreement untrue at any time prior to the proposed transaction being consummated if then made;

     (r) shall promptly notify Allelix orally and in writing of any government or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated);

     (s) shall, to the extent not then arranged by Allelix, as soon as reasonably practicable after the Effective Date, cause Allelix to provide an ongoing indemnity to the Persons serving as Allelix directors and officers immediately before the Effective Time in accordance with the OBCA and the Allelix by-laws and obtain a directors and officers insurance policy on substantially the same terms as to coverage, deductibles and other terms as Allelix' existing directors and officers insurance, for a period of 7 years after the Effective Date covering acts and omissions occurring before the Effective Date, provided that the insured has provided to NPS such information as NPS shall require acting reasonably and such information is not inconsistent with the representations given by Allelix pursuant hereto. Allelix shall hold this covenant in trust for Persons who are its directors and officers immediately before the Effective Time;

     (t) shall, on the Effective Date, arrange for the listing of the NPS Common Shares on Nasdaq referred to in Section 5.3(c), which may be a standby listing for such Shares not issued immediately;

     (u) will, in a timely and expeditious manner and as soon as reasonably practicable:

          (i) prepare and file the NPS Information Circular with the applicable securities regulatory authorities in all jurisdictions where it is required to be filed and mailed in accordance with Applicable Law in all jurisdictions where it is required to be mailed complying in all material respects with all applicable legal requirements on the date of mailing; and

          (ii) conduct the NPS Meeting in accordance with the NPS by-laws and any instrument governing the Meeting and otherwise in accordance with Applicable Law;

     (v) will use reasonable efforts, and cause its Subsidiaries to use reasonable efforts, to preserve intact its business organization and goodwill and to maintain satisfactory relationships with suppliers, distributors, customers, partners and others which have business relationships with it or its Subsidiaries;

     (w) shall conduct its business, and cause its Subsidiaries' businesses to be conducted, only in, not take any action except in, and maintain its respective properties and facilities in, the usual, ordinary and regular course of business and consistent with past practice;

     (x) except as may be necessary to give effect to the transactions contemplated herein or with the prior written consent of Allelix, shall not, nor will it permit its Subsidiaries to, directly or indirectly, do or permit to occur any of the following:

          (i)   amend or propose to amend its charter documents;

          (ii) split, combine or reclassify any outstanding NPS Common Shares or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to the NPS Common Shares;

          (iii) redeem, purchase or offer to purchase any NPS Common Shares or other NPS securities;

          (iv) reorganize, amalgamate or merge NPS with any other person, corporation, partnership or other business organization;

          (v)   reduce the stated capital of NPS;

          (vi) acquire or agree to acquire (by acquisition of securities or assets or otherwise) any corporation, partnership or other business organization or division or any assets or properties for consideration of more than $4,000,000 in total;

          (vii) incur or commit to incur any indebtedness for borrowed money or issue any debt securities except for the borrowing of working capital in the ordinary course of business and consistent with past practice; or

          (viii) enter into any agreement to sell, convey, transfer, assign or encumber any of its right, title or interest in any of its research, pre-clinical or clinical development programs having a cost equal to more than 30% of the cost of all such programs;

     (y) will cause the auditors of NPS to provide a comfort letter to Allelix in respect of the NPS financial statements and the information derived therefrom which is disclosed in the Information Circular and the NPS Information Circular;

     (z) will and will cause its Subsidiaries to use all reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of national recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

     (aa) will not, and will not permit its Subsidiaries to, declare any dividends or make any other distribution or repay, other than in the ordinary course of business, any outstanding indebtedness; and

     (bb) except with the prior written consent of Allelix, will and will cause its Subsidiaries to use all reasonable efforts to preserve intact their present business, licenses and permits and will not, nor will it permit its Subsidiaries, to enter into any transaction out of the ordinary course of business as hereinbefore conducted if the total obligations and commitments of NPS and its Subsidiaries thereunder exceeds $4,000,000.

6.6  NPS No Shop

     Without the prior written consent of Allelix, from and after the date hereof, NPS and its Subsidiaries will not, and will not authorize or permit any of their officers, directors, employees, financial advisors, representatives and agents ("Agents") to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any enquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an NPS Acquisition Proposal (as defined herein) from any Person engaged in any discussions or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that, notwithstanding any other provisions hereof, NPS may at any time engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by NPS, any of its Subsidiaries or any Agents after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning NPS and its business, properties and assets if the NPS board of directors shall have concluded in good faith after considering Applicable Law and receiving the advice of counsel in writing or as recorded in the NPS board minutes to this effect, that such action is necessary for the board to act in a manner consistent with its fiduciary duties. "NPS Acquisition Proposal" means a written proposal or offer by any person to acquire not less than 20% of the NPS Common Shares (excluding NPS Common Shares referred to in Section 5.3(a) and (b) but including NPS Common Shares referred to in Section 5.3(c)) by business combination, sale of issued or treasury shares or tender or exchange offer or similar transaction including, without limitation, any single multi-step transaction or series of related transactions which is structured to permit the Person to acquire such NPS Common Shares. For certainty, NPS's obligations under this Section 6.6 shall terminate on the earlier of the Effective Date and the termination of this Agreement for any reason whatsoever.

                                   ARTICLE 7
                                  CONDITIONS

7.1  Mutual Conditions

     The obligations of Allelix and NPS to complete the transactions contemplated hereby are subject to fulfilment of the following conditions on or before the Effective Date or such other time as is specified below:

     (a) the Interim Order shall have been granted in form and substance satisfactory to Allelix and NPS, acting reasonably, on or before October 31, 1999 and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

     (b) the Arrangement Resolution shall have been duly approved by the required majority, with or without amendment, in accordance with the Interim Order, on or before January 20, 2000;

     (c) each of the resolutions considered at the NPS Meeting shall have been duly approved by the required majority without amendment on or before January 20, 2000;

     (d) Allelix shall have obtained articles of continuance from the OBCA Director in form and substance satisfactory to Allelix and NPS, acting reasonably;

     (e) the Final Order shall have been granted in form and substance satisfactory to Allelix and NPS, acting reasonably, on or before January 31, 2000, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

     (f) the Articles of Arrangement relating to the Arrangement shall be in form and substance satisfactory to Allelix and NPS, acting reasonably;

     (g)  the Effective Date shall be on or before January 31, 2000;

     (h) (i) no act, action, suit or proceeding shall have been taken or be outstanding before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of law; and (ii) no law, regulation or policy shall have been proposed, enacted, promulgated or applied which, in either case, has effect, or may have effect, to cease trade, enjoin, or prohibit the acquisition by NPS of the Allelix Common Shares, or the right of NPS to own or exercise full rights of ownership of the Allelix Common Shares, or the issuance, pursuant to the Arrangement, of NPS Common Shares and Exchangeable Shares to the Allelix Shareholders;

     (i) there shall not exist any prohibition at law against NPS or Allelix and Allelix Shareholders consummating the Arrangement;

     (j) Allelix and NPS shall have obtained the consents, approvals and authorizations referred to in Section 3.18 and such other material consents, approvals and authorizations (if any), regulatory or otherwise, required or necessary in connection with the transactions contemplated herein on terms and conditions satisfactory to each of them, acting reasonably:

     (k) the Exchangeable Shares issuable pursuant to the Arrangement shall have been conditionally approved for listing on the TSE subject to the filing of the usual and customary documentation;

     (l) any required orders from applicable securities authorities authorizing the issue of the Exchangeable Shares shall have been obtained on terms satisfactory to NPS and Allelix, both acting reasonably;

     (m) there shall not have occurred any actual or threatened change (including a proposal by the Minister of Finance of Canada to amend the Income Tax Act (Canada) or any announcement, governmental or regulatory initiative, condition, event or development involving a change or a prospective change) that, in the judgment of NPS, acting reasonably, directly or indirectly, has or may have a Material Adverse Effect with respect to consummating the proposed transaction; and

     (n) holders of not more than 10% of Allelix's Common Shares shall have exercised Dissent Rights.

     (o) The foregoing conditions are for the mutual benefit of Allelix and NPS and may be waived, in whole or in part, by each of Allelix and NPS acting individually for its own interest at any time. If any of the said conditions precedent shall not be complied with or waived as aforesaid on or before the date required for the performance thereof, either Allelix or NPS may, in addition to the other remedies it may have at law or in equity, rescind and terminate this Agreement by written notice to the other party.

7.2  Allelix Conditions

     The obligation of Allelix to complete the transactions contemplated herein is subject to the fulfilment of the following conditions on or before the Effective Date or such other time as is specified below:

     (a) the representations and warranties made by NPS in this Agreement shall be true as of the Effective Date as if made on and as of such date and NPS shall have provided to Allelix the certificate of one senior officer of NPS certifying such accuracy on the Effective Date (and Allelix shall have no knowledge to the contrary);

     (b) NPS shall have provided Allelix with opinions of NPS Counsel (which, except for the opinion referred to in Section 7.2(b)(viii), may be the opinion of NPS' Vice President, Corporate Development and Legal Affairs) in form and substance satisfactory to Allelix, acting reasonably, dated the Effective Date (or such other date as Allelix and NPS may agree) and addressed to Allelix and Allelix Counsel to the effect that:

          (i) NPS is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on any business now conducted by it;

          (ii) NPS has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

          (iii) all necessary proceedings, corporate, regulatory or otherwise, of NPS have been taken to fully, validly and effectively authorize this Agreement and the transactions contemplated herein including the Arrangement, the performance by NPS of its obligations hereunder, and the execution and delivery by NPS of this Agreement and all documents delivered pursuant hereto;

          (iv) each NPS Common Share to be issued under the Arrangement will be authorized and reserved for issuance and, when so issued, will be validly issued and outstanding as a fully paid and non-assessable share in the capital of NPS;

          (v) the NPS Common Shares to be issued on exchange of an Exchangeable Share shall be immediately tradable upon Nasdaq;

          (vi) the execution and delivery by NPS of this Agreement and all documents delivered pursuant hereto, the performance by NPS of its obligations hereunder and thereunder and the consummation of the transactions contemplated herein and therein will not result in the breach of or violate any term or provision of the articles or by-laws of NPS;

          (vii) this Agreement has been duly executed and delivered by NPS and this Agreement and all agreements delivered pursuant to the terms hereof are valid and binding obligations of NPS enforceable against it in accordance with their respective terms, subject to enforceability being limited by applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and the discretionary nature of certain remedies (including specific performance and injunctive relief) and subject to the effectiveness of clauses providing rights of indemnity or exculpating a party or persons from a liability or a duty otherwise owed which may be limited by law; and

          (viii) the issuance of NPS Common Shares on exchange of an Exchangeable Share is exempt from the prospectus and registration requirements of the applicable securities laws in each applicable province and no filing, proceeding, consent or approval is required under such applicable law in connection with the issuance of such NPS Common Shares; and that the NPS Common Shares acquired on exchange of an Exchangeable Share will not be subject to restrictions on their resale in such provinces, other than trades from a control block and excluding any outstanding escrow agreements, and in giving such opinion, NPS Counsel may rely in respect of matters of fact, upon certificates of senior officers of NPS or any other appropriate persons; and in respect of matters governed by the laws of any jurisdiction other than Delaware and Utah, NPS Counsel may deliver the opinion of local counsel in such other jurisdiction;

    (c) the appointment of three Allelix directors, to be jointly designated by NPS and Allelix, acting reasonably, to the board of directors of NPS;

    (d) NPS shall have complied with its covenants herein and shall have provided to Allelix the certificate of a senior officer of NPS certifying that NPS has complied with its respective covenants herein and Allelix shall have no knowledge to the contrary;

    (e) between the date of the most recent public disclosure by NPS and the Effective Date, there shall not have occurred any Material Adverse Change with respect to NPS that is not attributable to a Material Adverse Change with respect to Allelix;

    (f) NPS, NPS Holdings and NPS - Allelix Inc. shall have entered into the Support Agreement; and

    (g) NPS, NPS Allelix Inc. and a trust company acceptable to NPS and Allelix, acting reasonably, shall have entered into the Voting and Exchange Trust Agreement.

     The foregoing conditions precedent are for the benefit of Allelix and may be waived, in whole or in part, by Allelix in writing at any time. If any of the conditions shall not be complied with or waived by Allelix on or before the date required for their performance then Allelix may, in addition to the other remedies it may have at law or equity, rescind and terminate this Agreement by written notice to NPS.

7.3  NPS Conditions

     The obligation of NPS to complete the transactions contemplated herein is subject to fulfilment of the following conditions on or before the Effective Date or such other time as specified below:

     (a) the representations and warranties made by Allelix in this Agreement shall be true as of the Effective Date as if made on and as of such date and Allelix shall have provided to NPS a certificate of the Chairman of the Board of Allelix and the Chief Executive Officer (or such other officer of Allelix that may be acceptable to NPS, acting reasonably) certifying such accuracy on the Effective Date (and NPS shall have no knowledge to the contrary);

    (b) Allelix shall have provided NPS with an opinion of Allelix Counsel in form and substance satisfactory to NPS, acting reasonably dated the Effective Date (or such other date as Allelix and NPS may agree) and addressed to NPS and NPS Counsel to the effect that:

          (i) Allelix and each of its material Subsidiaries are duly incorporated, amalgamated, continued or formed and existing under the laws of the jurisdiction of their respective incorporation or formation, as the case may be, and each has the power and authority to carry on any business now conducted by it;

          (ii) Allelix has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

          (iii) all necessary proceedings, corporate, regulatory or otherwise, of Allelix have been taken to fully, validly and effectively authorize this Agreement and the transactions contemplated herein including the Arrangement, the performance by Allelix of its obligations hereunder, and the execution and delivery by Allelix of this Agreement and all documents delivered pursuant hereto;

          (iv) the execution and delivery by Allelix of this Agreement and all agreements delivered pursuant hereto, the performance by Allelix of its obligations hereunder and thereunder and the consummation of the transactions contemplated herein and therein will not result in the breach of or violate any term or provision of the articles or by-laws of Allelix; and

          (v) this Agreement has been duly executed and delivered by Allelix and this Agreement and all agreements delivered pursuant to the terms hereof are valid and binding obligations of Allelix enforceable against it in accordance with their respective terms, subject to enforceability being limited by applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and the discretionary nature of certain remedies (including specific performance and injunctive relief) and subject to the effectiveness of clauses providing rights of indemnity or exculpating a party or persons from a liability or a duty otherwise owed which may be limited by law, and in giving such opinion, Allelix Counsel may rely, in respect of matters of fact, upon certificates of senior officers of Allelix or any other appropriate persons; and in respect of matters governed by the laws of any jurisdiction other than Ontario, Quebec, Alberta, British Columbia or the laws of Canada applicable therein, Allelix Counsel may deliver the opinion of local counsel in such other jurisdiction;

     (c) Allelix shall have complied, in all material respects, with its covenants herein and Allelix shall have provided to NPS a certificate of the Chairman of the Board of Allelix and the Chief Executive Officer (or such other officer of Allelix that may be acceptable to NPS, acting reasonably) certifying that Allelix has complied with its covenants herein and NPS shall have no knowledge to the contrary;

     (d) the Interim Order, the Final Order and any required orders from the applicable Securities Commissions authorizing the issuance of the Exchangeable Shares shall have been obtained on terms satisfactory to NPS, acting reasonably;

     (e) between the date of the most recent public disclosure by Allelix, and the Effective Date, there shall not have occurred any Material Adverse Change with respect to Allelix;

     (f) the directors of Allelix and its Subsidiaries shall have tendered their resignations to be effective on the Effective Date.

     The foregoing conditions precedent are for the benefit of NPS and may be waived in whole or in part by NPS in writing at any time. If any of the said conditions shall not be complied with or waived by NPS on or before the date required for the performance thereof, NPS may, in addition to the other remedies it may have at law or equity, rescind and terminate this Agreement by written notice to Allelix.

                                   ARTICLE 8
                               FEES AND EXPENSES


8.1  Topping Fee

     In the event that:

     (a) Allelix breaches its covenants or agreements in this Agreement in any material respect;

     (b) NPS terminates this Agreement pursuant to Section 11.2(b); unless (i) the Board of Directors of Allelix shall have withdrawn or varied in a manner determined by NPS to be adverse to NPS its approval of this Agreement or the Arrangement or its unanimous recommendation to the Allelix Shareholders because of a Material Adverse Change affecting NPS and (ii) that such change is not attributable to a Material Adverse Change affecting Allelix;

     (c)  Allelix terminates this Agreement pursuant to Section 11.2(d);

     (d) (i) an Acquisition Proposal (provided that for the purposes of this Section 8.1(d), the reference to 10% of the Allelix Common Shares in the definition of "Acquisition Proposal" in Section 6.3(c) shall be deemed to be a reference to 20% of the Allelix Common Shares) is announced or made and is not withdrawn more than two business days prior to the date of the Allelix Meeting , (ii) the Allelix Shareholders do not approve the Arrangement at the Allelix Meeting; and (iii) a transaction involving the acquisition of a material portion of the assets of Allelix or one or more of its Subsidiaries or Allelix Common Shares so as to hold not less than 20% or more of the Allelix Common Shares outstanding shall be completed with the Person that made or announced the Acquisition Proposal or an affiliate of such Person within the 12 months following the date of the Allelix Meeting;

Allellix will pay NPS a fee of $2,000,000 in immediately available funds to an account designated by NPS within one business day following receipt of notice from NPS of particulars concerning such account.

8.2  Payment of Expenses

     If the Allelix Shareholders shall fail to approve the Arrangement at the Allelix Meeting except following a Material Adverse Change affecting NPS, then on the first business day following the Allelix Meeting subject to receipt of the documentation described below, Allelix shall reimburse NPS for out-of-pocket cost and expenses in connection with the transaction contemplated by this Agreement (against a copy of such documentation therefor as Allelix, acting reasonably, may request) to a maximum of $500,000.

8.3  NPS Break Fee

     In the event that:

     (a) NPS breaches a covenant or agreement on its part in this Agreement in any material respect; or

     (b) the holders of the NPS Common Shares do not approve the matters relating to the Arrangement considered at the NPS Meeting except following a Material Adverse Change affecting Allelix;

NPS will pay to Allelix a fee of $1,000,000 in immediately available funds to an account designated by Allelix within one business day following receipt of notice from Allelix of particulars concerning such account, provided that the amount of such fee shall be increased to $2,000,000 in the event that the NPS Board of Directors shall have withdrawn or varied in a manner determined by Allelix to be adverse to Allelix their unanimous recommendation to holders of NPS Common Shares, otherwise than because of a Material Adverse Change affecting Allelix.



                                   ARTICLE 9
                                   AMENDMENT

9.1  Amendment

     This Agreement may, at any time and from time to time before or after the holding of the Allelix Meeting, be amended by written agreement of the parties hereto without further notice to or authorization on the part of their respective shareholders, and any such amendment may, without limitation:

     (a) change the time for performance of any of the obligations or acts of the parties hereto;

     (b) waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto;

     (c) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties hereto; and

     (d) waive compliance with or modify any conditions precedent herein contained;

provided that, notwithstanding the foregoing, the number of Exchangeable Share which the holders of Allelix Common Shares shall have the right to receive on the Arrangement may not be reduced without the approval of the Allelix Shareholders given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court.

9.2    Mutual Understanding Regarding Amendments

       (a) The parties will continue, from and after the date hereof and through and including the Effective Date, to use their respective reasonable efforts to maximize present and future financial and tax planning opportunities for the holders of Allelix securities, and for NPS and for Allelix as and to the extent that the same shall not prejudice any party or its security holders. The parties will ensure that such planning activities do not impede the progress of the Arrangement in any material way.

       (b) The parties agree that if either party shall propose any amendment or amendments to this Agreement or to the Plan of Arrangement, the other will act reasonably in considering such amendment and if the other and its shareholders are not prejudiced by reason of any such amendment the other will co-operate in a reasonable fashion with the other party, so that such amendment can be effected subject to Applicable Law and the rights of the security holders.

                                  ARTICLE 10
                        CONFIDENTIALITY AND STANDSTILL

10.1   Confidentiality

       Each of NPS and Allelix acknowledges and agrees that it will not use Confidential Information for any purpose whatsoever other than for purposes specifically relating to evaluation of the proposed transaction, and that any Confidential Information provided to a party hereto (the "receiving party") in written form shall be returned to the party supplying the same (the "supplier") forthwith upon this Agreement being terminated and for greater certainty, it is understood and agreed by each of the receiving parties that no written materials, reproductions, extracts, typed or hand written notes or memorandums made from, or relating in any way to, the Confidential Information shall be retained by such parties after the termination of this Agreement and forthwith upon any such occurrence, all such materials, extracts, notes and memorandums shall be destroyed unless returned to the supplier as aforesaid, and the receiving party shall, forthwith upon the request of the supplier, provide a statutory declaration as to that fact, from an officer.

       The receiving party hereby undertakes and agrees with the supplier that such receiving party shall keep such Confidential Information in strict confidence, and shall not disclose any such Confidential Information to any third party or parties whatsoever except in strict accordance herewith. Disclosure of the Confidential Information may be made by or on behalf of the receiving party to its employees and professional advisors who have a need to know such Confidential Information for purposes of considering the making of a bona fide evaluation of the proposed transaction, provided that all such persons agree to keep such information confidential and to be bound by this Agreement to the same extent as if they were parties hereto. Disclosure of the Confidential Information may be made by or on behalf of the receiving party, or any other party to whom disclosure has been made in accordance herewith, if required by law, provided however, that forthwith upon receipt of any such request or order for such disclosure, the receiving party or such other party to whom the request for disclosure is made, shall forthwith notify the supplier that a request has been made for disclosure in order that the supplier may seek any appropriate protective order or waive compliance by the receiving party with the provision of this Agreement. The receiving party further agrees that, if in the absence of a protective order or the receipt of a waiver from the supplier, the receiving party is nonetheless, in the reasonable opinion of its counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the receiving party may disclose only that portion of the Confidential Information that it is legally required to so disclose to such tribunal without liability hereunder.

       The restrictions on the use and disclosure of the Confidential Information set forth in this Agreement shall not apply if:

       (a) the Confidential Information is or becomes publicly available other than through a breach of this Agreement by either party to whom disclosure is made in accordance herewith;

       (b) the Confidential Information is subsequently lawfully obtained without secrecy obligation from a third party or parties not in a contractual or fiduciary relationship with any member of the receiving party, other than through a breach of this Agreement, provided that written supporting documentation confirming the lawful authority of such third party or parties to disclose the Confidential Information is provided to the supplier;

       (c) the Confidential Information was known by the receiving party or other parties prior to the time at which disclosure of such Confidential Information was made to the receiving party or such other parties in accordance herewith, provided that written supporting documentation confirming that fact is provided to the supplier; or

       (d) the written consent of the supplier is given prior to any such use or disclosure being made.

       Each party agrees that it would be difficult to measure the damage to the other party from the breach of such party's obligations under this Section 10.1, that injury to the other party from any such breach would be impossible to calculate, and that monetary damages would therefore be an inadequate remedy; accordingly, each party agrees that the other party shall be entitled, in addition to all other remedies it might have, to injunctions or other appropriate orders to restrain any such breach without showing or providing any actual damage or posting any bond or other security in connection with such remedy.

10.2   Standstill

       Each of NPS and Allelix hereby agrees that, unless an offer to acquire beneficial ownership of all or a material portion of the assets of the other party (including shares of Subsidiaries) or one or more of its Subsidiaries or not less than 20% of the common shares of the other party pursuant to a transaction to be considered at a meeting of security holders requisitioned by a security holder of such other party or pursuant to a take over bid, tender offer, exchange offer or similar transaction involving the other party, is made and not withdrawn at the time the conduct otherwise prohibited by this Section 10.2 has commenced (whether during the term of this Agreement or thereafter), neither it nor any affiliate of it (regardless of whether an affiliate on the date hereof) will, prior to June 27, 2000, without the prior written consent of the other party:

       (a) acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, individually or jointly or in concert with any other person (as that expression is used in the Securities Act (Ontario) any voting securities, or securities convertible into or exchangeable for voting securities, of the other party; or

       (b) directly or indirectly make, or in any way participate in, any solicitation of proxies to vote, or seek to advise or influence any other person with respect to the voting of any voting securities of the other party; or

       (c) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended, with respect to any voting securities of the other party; or

       (d) otherwise act alone or in concert with others to seek to control the management, directors or corporate policies of the other party; or

       (e) engage in any discussions or negotiations, enter into any agreement or submit a proposal for, or offer (with or without condition) any business combination or extraordinary transaction involving the other party or any affiliate of the other party or any of their respective securities or assets; or

       (f) make any public announcement of any intention to do or take any of the foregoing.

                                  ARTICLE 11
                                    GENERAL

11.1   Expenses

       Except as provided for in Article 8 hereof, each party hereto covenants and agrees to bear its own costs and expenses in connection with the transactions contemplated hereby.

11.2   Termination

       This Agreement may be terminated by:

       (a) the delivery by one party to another of a written notice stating that a condition precedent for the benefit of the party initiating such notice has not been fulfilled or satisfied within the time contemplated by this Agreement and that this Agreement is accordingly terminated;

       (b) NPS if the Board of Directors of Allelix shall have withdrawn or varied in a manner determined by NPS to be adverse to NPS, its approval of this Agreement or the Arrangement or its unanimous recommendation to the Allelix Shareholders;

       (c) Allelix if the NPS board of directors shall have withdrawn their unanimous recommendation to the holders of the NPS Common Shares to vote in favour of the resolutions contemplated in this Agreement to be considered at the NPS Meeting;

       (d) Allelix in order to enter into a definitive written agreement with respect to a Superior Proposal, subject to compliance with Section
            6.3 and the payment of any fee required to be paid to NPS pursuant to Section 8.1.

       (e) by the mutual agreement of NPS and Allelix (without further action on the part of the Allelix Shareholders if terminated after the holding of the Allelix Meeting);

       (f) by either NPS or Allelix, if there shall be passed any law or regulation that makes consummation of the transactions contemplated by the Arrangement Agreement illegal or otherwise prohibited or if any injunction, order or decree enjoining NPS or Allelix from consummation of the transactions contemplated by the Arrangement Agreement is entered and such injunction, order or decree shall become final and non-applicable;

provided, however, nothing in this clause shall relieve a party from any obligations that accrue prior to the date of termination nor shall it relieve a party from any obligation under Article 10. Further, the obligations of Allelix to NPS contained in Article 10 hereof shall survive termination of this Agreement.

11.3   Notices

       Any notice, request, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a party to any other party shall be deemed to have been duly given and made, if in writing and if served by personal delivery upon the party for whom it is intended or delivered, by registered or certified mail, return receipt requested, or if sent by telecopier, upon receipt to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person.

       The address for service of each of the parties hereto shall be as follows:

       (a) if to Allelix:

               Allelix Biopharmaceuticals Inc.
               6850 Goreway Drive

               Mississauga, ON L4V 1V7

               Attention: John R. Evans/Paul J. Van Damme/James R. Howard-Tripp Telecopier No.: 905-677-1037

           with a copy to:

               Stikeman, Elliott
               Commerce Court West
               Suite 5300
               PO Box 5300
               Toronto, ON M5L 1B9

               Attention:  Robert W.A. Nicholls
               Telecopier No.:  416-947-0866



       (b) if to NPS:

               NPS Pharmaceuticals, Inc.
               420 Chipeta Way
               Salt Lake City, UT 84108

               Attention: Hunter Jackson
               Telecopier No.: 801-583-4961

           with a copy to:

               James U. Jensen
               Telecopier No.: 801-583-4961

           with a copy to:

               Blake, Cassels & Graydon
               Commerce Court West
               2800 - 199 Bay Street
               PO Box 25
               Toronto, ON M5L 1A9
               Attention: J. Rob Collins
               Telecopier No.: 416-863-2653

11.4   Time of Essence
       Time shall be of the essence in this Agreement.

11.5   Entire Agreement

       This Agreement constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

11.6   Severability

       If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

11.7   Announcements

       Except as otherwise provided in this Agreement, unless required by Applicable Law, no party to this Agreement shall make any public or private announcement or communications in respect of the Arrangement (including, without limitation, the existence of this Agreement or that any investigation, discussions or negotiations are taking place concerning the evaluation of the parties hereto or the proposed transaction) unless the prior consent of the announcement is obtained from both parties, such consent not to be unreasonably withheld.

11.8   Further Assurances

       Subject to the conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as is practicable the proposed transaction, including the execution and delivery of such documents as the other party hereto may reasonably require, and use of best efforts to obtain all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings, including, but not limited to, filings under applicable laws and submissions of information requested by governmental authorities. Each of the parties hereto, where appropriate, shall reasonably cooperate with the other party in taking such actions. Without limiting the generality of the foregoing, in the event any provision of the Arrangement is not capable of being carried out under the CBCA or the OBCA as provided hereby, the parties agree to take all such commercially reasonable action as may be necessary to have such provision carried out under whichever statute will facilitate implementation of the provision.

11.19  Governing Law

       This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of Ontario. Each party hereto hereby irrevocably attorns to the jurisdiction of the Courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

11.10  Execution in Counterparts

       This Agreement may be executed in identical counterparts, each of which is and is hereby conclusively deemed to be an original and the counterparts collectively are to be conclusively deemed to be one instrument.

11.11  Waiver

       No waiver by any party hereto shall be effective unless in writing and any waiver shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.

11.12  Enurement and Assignment

       This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and is not intended to confer upon any other person any rights or remedies hereunder. This Agreement may not be assigned by operation of law or otherwise, except that NPS may assign all or any portion of its rights under this Agreement to any direct or indirect wholly-owned subsidiary of NPS, but no such assignment shall relieve NPS of its obligations hereunder.

11.13  Subsidiary Covenants

          To the extent any representations, warranties, covenants or agreements contained herein relate, directly or indirectly, to a Subsidiary of any party, each such provision shall be construed as a covenant by such party to cause (to the fullest extent to which it is legally capable) such Subsidiary to perform the required action.

          To the extent any representations, warranties, covenants or agreements contained herein relate, directly or indirectly, to a Subsidiary of any party, each such provision shall be construed as a covenant by such party to cause (to the fullest extent to which it is legally capable) such Subsidiary to perform the required action.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                ALLELIX BIOPHARMACEUTICALS INC.



                                By:    /s/ Paul J. Van Damme
                                       -----------------------------------
                                Name:  Paul J. Van Damme
                                Title: Senior Vice President and CFO

                                I/We have authority to bind the Corporation


                                NPS PHARMACEUTICALS, INC.


                                By:    /s/ Hunter Jackson
                                       -----------------------------------
                                Name:  Hunter Jackson
                                Title: Chairman and CEO



                                By:    /s/ James U. Jensen
                                       -----------------------------------
                                Name:  James U. Jensen
                                Title: Vice President, Corporate Development
                                       and Legal Affairs


                                I/We have authority to bind the Corporation

                                  SCHEDULE A

                              PLAN OF ARRANGEMENT
                               UNDER SECTION 192
                    OF THE CANADA BUSINESS CORPORATIONS ACT
                                      AND
                               UNDER SECTION 182
                  OF THE BUSINESS CORPORATIONS ACT (ONTARIO)



                                INTERPRETATION

     Definitions

          In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     "Allelix" means Allelix Biopharmaceuticals Inc.;

     "Allelix Common Shares" means the common shares of Allelix;

     "Allelix Meeting" means the special meeting of the holders of the Allelix Common Shares, as ordered by the Interim Order, to consider and, if determined advisable, approve the repricing of certain Allelix Options as approved by the Allelix board of directors on April 15, 1999 to consider and, if determined advisable, approve the continuance of Allelix under the OBCA and to consider and, if determined advisable, approve the Arrangement;

     "Allelix Options" means the options to purchase Allelix Common Shares issued from time to time prior to the date hereof pursuant to the Allelix Stock Option Plan;

     "Allelix Preferred Shares" means the preferred share, series 1 shares of Allelix;

     "Allelix Warrants" means the warrants to purchase Allelix Common Shares issued from time to time;

     "Arrangement" means an arrangement under Section 192 of the CBCA and
     Section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the Arrangement Agreement or Article 6 of this Plan of Arrangement or made at the direction of the Court in the Final Order;

     "Arrangement Agreement" means the agreement made as of the 27th day of September, 1999, as amended, between NPS and Allelix providing for, among other things, the Arrangement;

     "Arrangement Resolution" means the special resolution in respect of the Arrangement to be considered by the holders of Allelix Common Shares at the Allelix Meeting;

     "Articles of Arrangement" means the articles of arrangement of Allelix in respect of the Arrangement that are required by the OBCA to be sent to the Director after the Final Order is made;

     "Business Day" means any day on which commercial banks are generally open for business in Toronto, Canada and Salt Lake City, Utah, other than a Saturday, a Sunday or a day observed as a holiday in Salt Lake City, Utah under the laws of the State of Utah or the federal laws of the United States of America or in Toronto, Canada under the laws of the Province of Ontario or the federal laws of Canada;

     "Canadian Resident" means a resident of Canada for purposes of the ITA;

     "CBCA" means the Canada Business Corporations Act, as amended;

     "Certificate" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 183(2) of the OBCA after the Articles of Arrangement have been filed;

     "Circular" means the notice of the Allelix Meeting and accompanying management information circular, including all appendices thereto, to be sent to holders of Allelix Common Shares in connection with the Allelix Meeting;

     "Continuance" means the continuance of Allelix under the OBCA, pursuant to
     Section 188 of the CBCA, if authorized by the passing of the Continuance Resolution by the holders of Allelix Common Shares at the Allelix Meeting;

     "Continuance Resolution" means the special resolution in respect of the Continuance to be considered by the holders of Allelix Common Shares at the Allelix Meeting;

     "Court" means the Ontario Superior Court of Justice;

     "Current Market Price" has the meaning ascribed thereto in the Exchangeable Share Provisions;

     "Depositary" means the depositary selected by NPS and Allelix, acting reasonably;

     "Director" mean the Director appointed pursuant to Section 278 of the OBCA;

     "Dissent Rights" has the meaning ascribed thereto in Section 3.1;

     "Dissenting Shareholder" means a holder of Allelix Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights;

     "Dividend Amount" means the amount of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase or redemption of such share by NPS Allelix Inc. or NPS Holdings from such holder;

     "Effective Date" means the date shown on the Certificate;

     "Effective Time" means 12:01 a.m. (Toronto time) on the Effective Date;

     "Election Deadline" means 5:00 p.m. (local time) at the place of deposit on the date which is two Business Days prior to the date of the Allelix Meeting;

     "Exchange Ratio" means 0.3238, subject to adjustment, if any, as provided in Section 2.4;

     "Exchangeable Elected Share" means any Allelix Common Share held by a Canadian Resident that the holder thereof shall have elected, in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline, to transfer to NPS - Allelix Inc. under the Arrangement for a fraction of an Exchangeable Share equal to the Exchange Ratio or that is deemed to be an Exchangeable Elected Share pursuant to Section 2.2(c);

     "Exchangeable Shares" means the non-voting exchangeable shares in the capital of NPS - Allelix Inc., having substantially the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions;

     "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set out in Appendix 1 hereto;

     "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

     "Government Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

     "holders" means, when used with reference to the Allelix Common Shares, the holders of Allelix Common Shares shown from time to time in the register maintained by or on behalf of Allelix in respect of the Allelix Common Shares and, when used with reference to the Exchangeable Shares, means the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of NPS - Allelix Inc. in respect of the Exchangeable Shares;

     "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section 2.2 of the Arrangement Agreement;

     "ITA" means the Income Tax Act (Canada), as amended;

     "Letter of Transmittal and Election Form" means the letter of transmittal and election form for use by holders of Allelix Common Shares, in the form accompanying the Circular;

     "Liquidation Amount" has the meaning ascribed thereto in the Exchangeable Share Provisions;

     "Liquidation Call Purchase Price" has the meaning ascribed thereto in
     Section 5.1(a);

     "Liquidation Call Right" has the meaning ascribed thereto in Section
     5.1(a);

     "Liquidation Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

     "Meeting Date" means the date of the Allelix Meeting;

     "Nasdaq" means the National Association of Securities Dealers Automated Quotation System;

     "NPS" means NPS Pharmaceuticals, Inc.;

     "NPS - Allelix Inc." means NPS - Allelix Inc. to be incorporated under the British Columbia Companies Act as a wholly-owned subsidiary of NPS Holdings;

     "NPS Common Shares" means the shares of common stock in the capital of NPS;

     "NPS Control Transaction" has the meaning ascribed thereto in the Exchangeable Share Provisions;

     "NPS Elected Share" means any Allelix Common Share (other than an Allelix Common Share held by NPS or an affiliate thereof) held by a Canadian Resident that the holder thereof shall have elected, in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline, to transfer to NPS - Allelix Inc. under the Arrangement for a fraction of a NPS Common Share equal to the Exchange Ratio, or that is deemed to be an NPS Elected Share pursuant to Sections 2.2(c) or 2.3(a);

     "NPS Holdings" means NPS Holdings Limited, a company to be incorporated under the British Columbia Companies Act as a wholly-owned subsidiary of NPS;

     "NPS Trading Price" means the average of the bid and ask prices of NPS Common Shares on Nasdaq during a period of twenty consecutive trading days ending on the Business Day immediately preceding the Effective Date;

     "OBCA" means the Business Corporations Act (Ontario), as amended;

     "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Government Entity, syndicate or other entity, whether or not having legal status;

     "Preference Shares" means the 100 preference shares in the capital of NPS - Allelix Inc. having substantially the rights, privileges, restrictions and conditions set forth in Appendix 2 hereto;

     "Redemption Call Purchase Price" has the meaning ascribed thereto in
     Section 5.2(a);

     "Redemption Call Right" has the meaning ascribed thereto in Section 5.2(a);

     "Redemption Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

     "Replacement Option" has the meaning ascribed thereto in Section 2.2(e);

     "Replacement Warrant" has the meaning ascribed thereto in Section 2.2(d);

     "Special Voting Share" means the share of NPS Special Voting Preferred Stock having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement;

     "Transfer Agent" means the transfer agent to be chosen by NPS and Allelix to act as transfer agent of the Exchangeable Shares;

     "Trustee" means the trustee to be chosen by NPS and Allelix to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

     "Voting and Exchange Trust Agreement" means an agreement to be made among NPS, NPS - Allelix Inc. and the Trustee in connection with the Plan of Arrangement.


          Sections and Headings

          The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an appendix refers to the specified section of or appendix to this Plan of Arrangement.

          Number, Gender and Persons

          In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.


                                  ARRANGEMENT

          Binding Effect

          This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Allelix, (ii) NPS, NPS Holdings and NPS - Allelix Inc., (iii) all holders of Allelix Common Shares, (iv) all holders of Exchangeable Shares, and (v) all holders of Allelix Options and Allelix Warrants.

          Arrangement

          Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

          each NPS Elected Share will be transferred by the holder thereof, without any act or formality on its part, to NPS - Allelix Inc. in exchange for a fraction of a fully-paid and non-assessable NPS Common Share equal to the Exchange Ratio, and the name of each such holder will be removed from the register of holders of Allelix Common Shares and added to the register of holders of NPS Common Shares and NPS - Allelix Inc. will be recorded as the registered holder of such Allelix Common Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

          each Exchangeable Elected Share will be transferred by the holder thereof, without any act or formality on its part, to NPS - Allelix Inc. in exchange for a fraction of a fully-paid and non-assessable Exchangeable Share equal to the Exchange Ratio, and the name of each such holder will be removed from the register of holders of Allelix Common Shares and added to the register of holders of Exchangeable Shares and NPS - Allelix Inc. will be recorded as the registered holder of such Allelix Common Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

          each Allelix Common Share in respect of which a duly completed Letter of Transmittal and Election Form has not been deposited with the Depositary on or prior to the Election Deadline (other than (i) Allelix Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of the Allelix Common Shares held by them and (ii) Allelix Common Shares held by NPS or any affiliate thereof which shall not be exchanged under this Arrangement and shall remain outstanding as Allelix Common Shares held by NPS or any affiliate thereof), (A) in the case of a holder of Allelix Common Shares whose address as shown in the register of Allelix Common Shares as of the close of business (Toronto time) on the day preceding the Effective Date is in Canada will be deemed to be an Exchangeable Elected Share and will be transferred by the holder thereof, without any act or formality on its part, to NPS - Allelix Inc. in exchange for that number of fully paid and non-assessable Exchangeable Shares equal to the Exchange Ratio, and the name of each such holder of Allelix Common Shares will be removed from the register of holders of Allelix Common Shares and added to the register of holders of Exchangeable Shares and NPS - Allelix Inc. will be recorded as the registered holder of such Allelix Common Shares so exchanged and will be deemed to be the legal and beneficial owner thereof, and (B) in the case of a holder of Allelix Common Shares whose address as shown in the register of Allelix Common Shares as of the close of business (Toronto time) on the day preceding the Effective Date is not in Canada will be deemed to be a NPS Elected Share and will be transferred by the holder thereof, without any act or formality on its part, to NPS - Allelix Inc. in exchange for a fraction of a fully-paid and non-assessable NPS Common Share equal to the Exchange Ratio, and the name of each such holder will be removed from the register of holders of Allelix Common Shares and added to the register of holders of NPS Common Shares and NPS - Allelix Inc. will be recorded as the registered holder of such Allelix Common Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

          in accordance with the terms of the Allelix Warrants, after the Effective Time, a holder of Allelix Warrants shall be entitled, upon the exercise of such warrants, to receive in lieu of the number of Allelix Common Shares to which such holder was theretofore entitled to receive upon such exercise, that aggregate number of Exchangeable Shares or NPS Common Shares, as applicable, that such holder would have been entitled to receive under the Plan of Arrangement if such holder had been the registered holder of that number of Allelix Common Shares that such holder was theretofore entitled to receive if all such holder's Allelix Warrants had been exercised immediately prior to the Effective Time;

          in accordance with the terms of the Allelix Options, after the Effective Time, a holder of Allelix Options shall be entitled, upon the exercise of such options, to receive in lieu of the number of Allelix Common Shares to which such holder was theretofore entitled to receive upon such exercise, that aggregate number of Exchangeable Shares or NPS Common Shares, as applicable, that such holder would have been entitled to receive under the Plan of Arrangement if such holder had been the registered holder of that number of Allelix Common Shares that such holder was theretofore entitled to receive if all such holder's Allelix Options had been exercised immediately prior to the Effective Time; and

          NPS shall issue to and deposit with the Trustee the Special Voting Share, in consideration of the payment to NPS of U.S. $1, to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement.

          Elections

          Each Person who, at or prior to the Election Deadline, is a holder of record of Allelix Common Shares will be entitled, with respect to all or a portion of such shares, to make an election at or prior to the Election Deadline to receive Exchangeable Shares or NPS Common Shares, or a combination thereof, in exchange for such holder's Allelix Common Shares on the basis set forth herein and in the Letter of Transmittal and Election Form; provided that, notwithstanding anything to the contrary herein, a holder of Allelix Common Shares who is not a Canadian Resident will not be entitled to elect to receive Exchangeable Shares and any such election otherwise made by any such holder shall be and be deemed to be an election to receive a NPS Elected Share.

          Each Person who, at or prior to the Election Deadline, is a holder of record of Allelix Common Shares and who is Canadian Resident, other than a holder who is exempt from tax under the ITA, who has elected (or is deemed to have elected) to receive Exchangeable Shares shall be entitled to make an income tax election pursuant to subsection 85(l) of the ITA or, if the holder is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the analogous provisions of provincial income tax law) with respect to the transfer of its Allelix Common Shares to NPS - Allelix Inc. by providing two signed copies of the necessary prescribed election forms to the Depositary within 90 days following the Effective Date, duly completed with the details of the number of Allelix Common Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the ITA (and applicable provincial income tax law), the forms will be signed by NPS - Allelix Inc. and returned to such holder within 30 days after the receipt thereof by the Depositary for filing with Revenue Canada (or the applicable provincial taxing authority). NPS - Allelix Inc. will not be responsible for the proper completion of any election form and, except for NPS - Allelix Inc.'s obligation to return duly completed election forms which are received by the Depositary within 90 days of the Effective Date, within 30 days after the receipt thereof by the Depositary, NPS - Allelix Inc. will not be responsible for any taxes, interest or penalties resulting from the failure by a holder of Allelix Common Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial legislation). In its sole discretion, NPS - Allelix Inc. may choose to sign and return an election form received more than 90 days following the Effective Date, but NPS - Allelix Inc. will have no obligation to do so.

2.4    Adjustments to Exchange Ratio

       The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into NPS Common Shares or Allelix Common Shares other than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other like change with respect to NPS Common Shares or Allelix Common Shares occurring after the date of the Arrangement Agreement and prior to the Effective Time.

                               RIGHTS OF DISSENT

          General

          Notwithstanding Article 2, each holder of Allelix Common Shares is entitled to dissent from the Arrangement Resolution and to be paid by Allelix the fair value of the Allelix Common Shares held by such holder in respect of which such holder dissents, determined as of the day before the date on which the Arrangement Resolution is passed (the "Dissent Right"), provided that (i) such holder gives written notice of his, her or its dissent ("Notice of Dissent") to Allelix by depositing such notice of dissent with Allelix, or mailing it to Allelix by registered mail, at its head office at 6850 Goreway Drive, Mississauga, Ontario, L4V 1V7, marked to the attention of the Corporate Secretary in all cases not later than 48 hours before the Allelix Meeting and which otherwise complies with Section 185 of the OBCA as modified by the Interim Order, and (ii) such holder shall not have voted any of its Allelix Common Shares in favour of the Arrangement Resolution at the Allelix Meeting in person or by proxy.

          Treatment of Dissenting Shareholders

          A holder of Allelix Common Shares who:

          properly exercises the Dissent Right by complying with all of the procedures (the "Dissent Procedures") required to be complied with by a Dissenting Shareholder, will:

          (i)    be bound by the provisions of this Article 3,

          (ii)   be deemed not to have participated in the Arrangement, and

          (iii) cease to have any rights as a holder of Allelix Common Shares other than the right to be paid the fair value of the Allelix Common Shares by Allelix in accordance with the Dissent Procedures, or seeks to exercise the Dissent Right, but:

          (i) who for any reason does not properly fulfil each of the Dissent Procedures required to be completed by a Dissenting Shareholder, or

          (ii) subsequent to giving its Notice of Dissent, acts inconsistently with such dissent,

          will be deemed to have participated in the Arrangement on the same basis as each holder of Allelix Common Shares and shall receive such number of NPS Common Shares or Exchangeable Shares as it is entitled to on the basis determined in accordance with Section 2;

          validly exercises the rights of dissent provided for under Section 190 of the CBCA in respect of the Continuance Resolution will:

          (i) be deemed not to have participated in the Continuance or the Arrangement, and

          (ii) cease to have any rights as a holder of Allelix Common Shares other than the right to be paid the fair value of the Allelix Common Shares by Allelix in accordance with Section 190 of the CBCA, or seeks to exercise the rights of the dissent provided for under Section 190 of the CBCA in respect of the Continuance Resolution, but:

          (i) who for any reason does not properly fulfil each of the dissent procedures required to be completed by a dissenting shareholder; or

          (ii) subsequent to giving its notice of dissent as provided for under Section 190 of the CBCA, acts inconsistently with such dissent, will be deemed to have participated in the Continuance and the Arrangement on the same basis as each holder of Common Shares and shall receive such number of NPS Common Shares or Exchangeable Shares as they are entitled to on the basis determined in accordance with
          Section 2.



                       CERTIFICATES AND FRACTIONAL SHARES

          Issuance of Certificates Representing Exchangeable Shares

          At or promptly after the Effective Time, NPS - Allelix Inc. shall deposit with the Depositary, for the benefit of the holders of Allelix Common Shares who will receive Exchangeable Shares in connection with the Arrangement, certificates representing that number of whole Exchangeable Shares to be delivered pursuant to Section 2.2 upon the exchange of Allelix Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented Allelix Common Shares that were exchanged for Exchangeable Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the articles and by-laws of Allelix and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional Exchangeable Shares pursuant to Section 4.4), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Allelix Common Shares that is not registered in the transfer records of Allelix, a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such Allelix Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented Allelix Common Shares that were exchanged for Exchangeable Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this Section 4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by
Section 4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.3.

          Issuance of Certificates representing NPS Common Shares

          At or promptly after the Effective Time, NPS - Allelix Inc. shall deposit with the Depositary, for the benefit of the holders of Allelix Common Shares who will receive NPS Common Shares in connection with the Arrangement, certificates representing that whole number of NPS Common Shares to be delivered pursuant to Section 2.2 upon the exchange of Allelix Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Allelix Common Shares that were exchanged for NPS Common Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA, the articles and by-laws of Allelix and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of NPS Common Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional NPS Common Shares pursuant to
Section 4.4), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Allelix Common Shares which is not registered in the transfer records of Allelix, a certificate representing the proper number of NPS Common Shares may be issued to the transferee if the certificate representing such Allelix Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding Allelix Common Shares that were exchanged for NPS Common Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing NPS Common Shares as contemplated by this Section 4.2, (ii) a cash payment in lieu of any fractional NPS Common Shares as contemplated by Section 4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to NPS Common Shares as contemplated by
Section 4.3.

          Distributions with Respect to Unsurrendered Certificates

          No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares or NPS Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Allelix Common Shares that were exchanged pursuant to
Section 2.2, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.4 and no interest shall be earned or payable on these proceeds, unless and until the holder of such certificate shall surrender such certificate in accordance with Section 4.1 or 4.2. Subject to applicable law and to Section 4.6, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the holder of the certificates representing Allelix Common Shares, as the case may be, without interest, (i) the amount of any cash payable in lieu of a fractional Exchangeable Share or NPS Common Share to which such holder is entitled pursuant to Section 4.4, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Exchangeable Shares or NPS Common Shares, as the case may be, to which such holder is entitled pursuant hereto and (iii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Exchangeable Shares or NPS Common Shares, as the case may be.

          No Fractional Shares

          No certificates representing fractional Exchangeable Shares or fractional NPS Common Shares shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1 or 4.2 and no dividend, stock split or other change in the capital structure of NPS - Allelix Inc. shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of NPS - Allelix Inc.. In lieu of any such fractional securities, each Person otherwise entitled to a fractional interest in an Exchangeable Share or to a fractional interest in a NPS Common Share will receive a cash payment from the Depositary equal to the product of such fractional interest and the NPS Trading Price. NPS - Allelix Inc. shall from time to time as necessary provide the Depositary with funds sufficient to satisfy these obligations. On the date of the notice referred to in Section 7.2 of the Exchangeable Share Provisions, the aggregate number of Exchangeable Shares and the aggregate number of NPS Common Shares for which no certificates were issued as a result of the foregoing provisions of this Section
4.4 shall be deemed to have been surrendered by the Depositary for no consideration to NPS - Allelix Inc. or NPS, as the case may be.

          Lost Certificates

          In the event that any certificate which immediately prior to the Effective Time represented one or more outstanding Allelix Common Shares that were exchanged pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, any cash pursuant to
Section 4.4 and/or one or more certificates representing one or more Exchangeable Shares or NPS Common Shares (and any dividends or distributions with respect thereto) deliverable in accordance with such holder's Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares or NPS Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to NPS - Allelix Inc., NPS and their respective transfer agents in such sum as NPS - Allelix Inc. or NPS may direct or otherwise indemnify NPS - Allelix Inc. and NPS in a manner satisfactory to NPS - Allelix Inc. and NPS against any claim that may be made against NPS - Allelix Inc. or NPS with respect to the certificate alleged to have been lost, stolen or destroyed.

          Extinction of Rights

          Any certificate which immediately prior to the Effective Time represented outstanding Allelix Common Shares that were exchanged pursuant to
Section 2.2 that is not deposited with all other instruments required by Section
4.1 or 4.2 on or prior to the date of the notice referred to in Section 7.2 of the Exchangeable Share Provisions shall cease to represent a claim or interest of any kind or nature as a shareholder of NPS - Allelix Inc. or NPS. On such date, the Exchangeable Shares or NPS Common Shares (or cash in lieu of fractional interests therein, as provided in Section 4.4) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to NPS -Allelix Inc. or NPS, as the case may be, together with all entitlements to dividends, distributions and interest in respect thereof held for such former holder. None of NPS, NPS - Allelix Inc., NPS Holdings or the Depositary shall be liable to any person in respect of any NPS Common Shares or Exchangeable Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Withholding Rights

          NPS - Allelix Inc., NPS Holdings, NPS and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable pursuant to transactions contemplated by this Agreement to any holder of Allelix Common Shares, NPS Common Shares or Exchangeable Shares such amounts as NPS - Allelix Inc., NPS Holdings, NPS or the Depositary is required or permitted to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, NPS - Allelix Inc., NPS Holdings, NPS and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to NPS - Allelix Inc., NPS Holdings, NPS or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and NPS - Allelix Inc., NPS Holdings, NPS or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

CERTAIN RIGHTS OF NPS  - ALLELIX INC. TO ACQUIRE EXCHANGEABLE SHARES

          NPS Holdings Liquidation Call Right

          NPS Holdings shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of NPS - Allelix Inc. pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of NPS) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by NPS Holdings of an amount per share (the "Liquidation Call Purchase Price") equal to the Current Market Price of a NPS Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by NPS Holdings causing to be delivered to such holder one NPS Common Share, plus any Dividend Amount for each Exchangeable Share held by such holder. In the event of the exercise of the Liquidation Call Right by NPS Holdings, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to NPS Holdings on the Liquidation Date on payment by NPS Holdings to the holder of the Liquidation Call Purchase Price for each such share, and NPS - Allelix Inc. shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by NPS Holdings.

          To exercise the Liquidation Call Right, NPS Holdings must notify the Trustee, as agent for the holders of Exchangeable Shares, and NPS - Allelix Inc. of NPS Holdings's intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of NPS - Allelix Inc. and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of NPS - Allelix Inc.. The Trustee will notify the holders of Exchangeable Shares as to whether or not NPS Holdings has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by NPS Holdings. If NPS Holdings exercises the Liquidation Call Right, then on the Liquidation Date, NPS Holdings will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

          For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, NPS Holdings shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of NPS Common Shares deliverable by NPS Holdings and a cheque or cheques of NPS Holdings payable at par at any branch of the bankers of NPS Holdings representing the aggregate Dividend Amount in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to
          Section 4.7 hereof. Provided that NPS Holdings has complied with the immediately preceding sentence, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by NPS Holdings upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the NPS Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the governing corporate statute and the by-laws of NPS - Allelix Inc. and such additional documents and instruments as the Transfer

          Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of NPS Holdings shall deliver to such holder, certificates representing the NPS Common Shares to which the holder is entitled and a cheque or cheques of NPS Holdings payable at par at any branch of the bankers of NPS Holdings in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 4.7 hereof. If NPS Holdings does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by NPS -Allelix Inc. in connection with the liquidation, dissolution or winding-up of NPS - Allelix Inc. pursuant to Article 5 of the Exchangeable Share Provisions.

          NPS Holdings Redemption Call Right

          In addition to NPS Holdings's rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right (as defined in the Exchangeable Share Provisions), NPS Holdings shall have the following rights in respect of the Exchangeable Shares:

          NPS Holdings shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by NPS - Allelix Inc. pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of NPS) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by NPS to each holder of an amount per Exchangeable Share (the "Redemption Call Purchase Price") equal to the Current Market Price of a NPS Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by NPS Holdings causing to be delivered to such holder one NPS Common Share, plus any Dividend Amount for each Exchangeable Share held by such holder. In the event of the exercise of the Redemption Call Right by NPS Holdings, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to NPS Holdings on the Redemption Date on payment by NPS Holdings to the holder of the Redemption Call Purchase Price for each such share, and NPS - Allelix Inc. shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by NPS Holdings.

          To exercise the Redemption Call Right, NPS Holdings must notify the Trustee, as agent for the holders of Exchangeable Shares, and NPS - Allelix Inc. of NPS Holdings's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a NPS Control

          Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event (each as defined in the Exchangeable Share Provisions), in which case NPS Holdings shall so notify the Trustee and NPS - Allelix Inc. on or before the Redemption Date. The Trustee will notify the holders of the Exchangeable Shares as to whether or not NPS Holdings has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by NPS Holdings. If NPS Holdings exercises the Redemption Call Right, on the Redemption Date NPS Holdings will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

          For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, NPS Holdings shall deposit with the Trustee, on or before the Redemption Date, certificates representing the aggregate number of NPS Common Shares deliverable by NPS Holdings and a cheque or cheques of NPS Holdings payable at par at any branch of the bankers of NPS Holdings representing the aggregate Dividend Amount in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant to Section 4.7 hereof. Provided that NPS Holdings has complied with the immediately preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by NPS Holdings upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the NPS Common Shares to which it is entitled. Upon surrender to the Trustee of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the governing corporate statute and the by-laws of NPS - Allelix Inc. and such additional documents and instruments as the Trustee may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Trustee on behalf of NPS Holdings shall deliver to such holder, certificates representing the NPS Common Shares to which the holder is entitled and a cheque or cheques of NPS Holdings payable at par at any branch of the bankers of NPS Holdings in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, less any amounts withheld pursuant to
          Section 4.7 hereof. If NPS Holdings does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by NPS - Allelix Inc. in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

                                  AMENDMENTS

          Amendments to Plan of Arrangement

          Allelix reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be
(i) set out in writing, (ii) consented to by NPS, (iii) filed with the Court and, if made following the Allelix Meeting, approved by the Court and (iv) communicated to holders of Allelix Common Shares, Allelix Options, Allelix Warrants and Allelix Preferred Shares, if and as required by the Court.

          Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Allelix at any time prior to the Allelix Meeting (provided that NPS shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Allelix Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

          Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Allelix Meeting shall be effective only if (i) it is consented to by each of Allelix and NPS and (ii) if required by the Court, it is consented to by holders of the Allelix Common Shares, Allelix Options, Allelix Warrants or Allelix Preferred Shares voting in the manner directed by the Court.

          Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by NPS, provided that it concerns a matter which, in the reasonable opinion of NPS, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of Allelix Common Shares, Allelix Options, Allelix Warrants, or Allelix Preferred Shares.

                              FURTHER ASSURANCES

          Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

                                   APPENDIX I

                           TO THE PLAN OF ARRANGEMENT

                          PROVISIONS ATTACHING TO THE

                             EXCHANGEABLE SHARES OF

                               NPS ALLELIX INC.


The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:


                                  INTERPRETATION

          For the purposes of these share provisions:

          "affiliate" has the meaning ascribed thereto in the Securities Act;

     "Allelix" means Allelix Biopharmaceuticals Inc.;

     "Allelix Common Shares" means the common shares of Allelix as constituted on the date hereof;

     "Allelix Meeting" means the special meeting of Allelix Shareholders, as ordered by the Interim Order to consider and, if determined advisable, approve the repricing of certain Allelix Options as approved by the Allelix board of directors on April 15, 1999; to consider, and if determined advisable, approve the continuance of Allelix under the OBCA and to consider, and if determined advisable, approve the Arrangement;

     "Allelix Options" means the options to purchase Allelix Common Shares issued from time to time prior to the date hereof pursuant to the Allelix Stock Option Plan;

     "Allelix Preferred Shares" means the preferred shares, series 1 of Allelix as constituted on the date hereof;

     "Allelix Warrants" means the warrants to purchase Allelix Common Shares issued from time to time prior to the date hereof;

     "Arrangement" means an arrangement under Section 192 of the CBCA and
     Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which plan these share provisions are attached as Appendix 1, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

     "Arrangement Agreement" means the agreement made as of the 27th day of September, 1999 between NPS and Allelix, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

     "Board of Directors" means the Board of Directors of the Company;

          "Business Day" means any day on which commercial banks are generally open for business in Salt Lake City, Utah and Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Salt Lake City, Utah under the laws of the State of Utah or the federal laws of the United States of America or in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada;

          "CBCA" means the Canada Business Corporations Act, as amended;

          "Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

          (a)  the Foreign Currency Amount by,

     (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

          "Common Shares" means the common shares in the capital of the Company;

          "Company" means NPS - Allelix Inc., a company to be incorporated under the British Columbia Companies Act-as a wholly-owned subsidiary of NPS Holdings;

          "Current Market Price" means, in respect of a NPS Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of NPS Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on Nasdaq, or, if the NPS Common Shares are not then quoted on Nasdaq, on such other stock exchange or automated quotation system on which the NPS Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of NPS Common Shares during such period does not create a market which reflects the fair market value of an NPS Common Share, then the Current Market Price of a NPS Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

          "Director" means the Director appointed pursuant to Section 273 of the OBCA;

          "Dividend Amount" means the amount of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase or redemption of such shares by the Company or NPS Holdings from such holder;

     "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement;

          "Exchangeable Shares" means the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein;

     "Governmental Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

     "holder" means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Company in respect of the Exchangeable Shares;

     "Liquidation Amount" has the meaning ascribed thereto in Section 5.1 of these share provisions;

     "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

     "Liquidation Date" has the meaning ascribed thereto in Section 5.1 of these share provisions;

     "Nasdaq" means the National Association of Securities Dealers Automated Quotation System;

     "NPS" means NPS Pharmaceuticals, Inc.;

     "NPS Common Shares" mean the shares of common stock in the capital of NPS and any other securities into which such shares may be changed;

     "NPS Control Transaction" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving NPS, or any proposal to do so;

     "NPS Dividend Declaration Date" means the date on which the Board of Directors of NPS declares any dividend on the NPS Common Shares;

     "NPS Holdings" means NPS Holdings Limited, a company to be incorporated under the British Columbia Companies Act as a wholly-owned subsidiary of NPS;

     "NPS Holdings Call Notice" has the meaning ascribed thereto in Section 6.3 of these share provisions;

          "OBCA" means the Business Corporations Act (Ontario), as amended;

     "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

     "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule A annexed to the Arrangement Agreement and any amendments or variations thereto made in accordance with Section 9.1 of the Arrangement Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

     "Preference Shares" means the 100 preference shares in the capital of the Company;

     "Purchase Price" has the meaning ascribed thereto in Section 6.3 of these share provisions;

     "Redemption Call Purchase Price" has the meaning ascribed thereto in the Plan of Arrangement;

     "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

     "Redemption Date" means the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than December 31, 2004, unless:

          there are fewer than 1,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by NPS and its affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to December 31, 2004 as it may determine, upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee;

          a NPS Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such NPS Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such NPS Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to December 31, 2004 as it may determine, upon such number of days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

          provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a) or (b) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption;

          "Redemption Price" has the meaning ascribed thereto in Section 7.1 of these share provisions;

          "Retracted Shares" has the meaning ascribed thereto in Section 6.1(a) of these share provisions;

          "Retraction Call Right" has the meaning ascribed thereto in Section 6.1(c) of these share provisions;

          "Retraction Date" has the meaning ascribed thereto in Section 6.1(b) of these share provisions;

          "Retraction Price" has the meaning ascribed thereto in Section 6.1 of these share provisions;

          "Retraction Request" has the meaning ascribed thereto in Section 6.1 of these share provisions;

     "Securities Act" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

          "Support Agreement" means the agreement made among NPS, NPS Holdings and the Company in connection with the Plan of Arrangement;

          "Transfer Agent" means the transfer agent for the Exchangeable Shares;

          "Trustee" means the trustee chosen by NPS and Allelix, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

          "Voting and Exchange Trust Agreement" means the agreement made between NPS, the Company and the Trustee in connection with the Plan of Arrangement.


                         RANKING OF EXCHANGEABLE SHARES

          The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, but shall rank junior to the Preference Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company, among its shareholders for the purpose of winding up its affairs.

                                   DIVIDENDS

          A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each NPS Dividend Declaration Date, declare a dividend on each Exchangeable Share:

          in the case of a cash dividend declared on the NPS Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the NPS Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each NPS Common Share;

          in the case of a stock dividend declared on the NPS Common Shares to be paid in NPS Common Shares by the issue or transfer by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of NPS Common Shares to be paid on each NPS Common Share; or

          in the case of a dividend declared on the NPS Common Shares in property other than cash or NPS Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.5 hereof) the type and amount of property declared as a dividend on each NPS Common Share.

          Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, as applicable.

          Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by
Section 3.1 (a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1 (b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1 (c) hereof shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

          The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the NPS Common Shares.

          If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient money, assets or property properly applicable to the payment of such dividends.

          The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Section 3.1 hereof, and each such determination shall be conclusive and binding on the Company and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

          in the case of any stock dividend or other distribution payable in NPS Common Shares, the number of such shares issued in proportion to the number of NPS Common Shares previously outstanding;

          in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase NPS Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire NPS Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

          in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of NPS of any class other than NPS Common Shares, any rights, options or warrants other than those referred to in Section 3.5(b) above, any evidences of indebtedness of NPS or any assets of NPS) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding NPS Common Share and the Current Market Price; and

          in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of NPS Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

                              CERTAIN RESTRICTIONS

          So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 of these share provisions:

          pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

          redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

          redeem or purchase any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

          except pursuant to and in accordance with the terms of the Allelix Options, the Allelix Warrants and the Allelix Preferred Shares, issue any Exchangeable Shares or any other shares of the Company ranking equally with, or superior to, the

          Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

          The restrictions in Sections 4.1(a), (b), (c) and (d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the NPS Common Shares shall have been declared and paid on the Exchangeable Shares.


                          DISTRIBUTION ON LIQUIDATION

          In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "Liquidation Amount") equal to the Current Market Price of a NPS Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Company causing to be delivered to such holder one NPS Common Share, plus the Dividend Amount.

          On or promptly after the Liquidation Date, and subject to the exercise by NPS Holdings of the Liquidation Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of members of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, on behalf of the Company of certificates representing NPS Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Company payable at par at any branch of the bankers of the Company in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the NPS Common Shares delivered to them or the custodian on their behalf.

          After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Company.

                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

          A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by NPS Holdings of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Company to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a NPS Common Share on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Company causing to be delivered to such holder one NPS Common Share for each Exchangeable Share presented and surrendered by the holder. To effect such redemption, the holder shall present and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Company:

          specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Company;

          stating the Business Day on which the holder desires to have the Company redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Company; and

          acknowledging the overriding right (the "Retraction Call Right") of NPS Holdings to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to NPS Holdings in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

          Subject to the exercise by NPS Holdings of the Retraction Call Right, upon receipt by the Company or the Transfer Agent in the manner specified in
Section 6.1 hereof of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the Company shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by NPS Holdings pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

          Upon receipt by the Company of a Retraction Request, the Company shall immediately notify NPS Holdings thereof and shall provide to NPS Holdings a copy of the Retraction Request. In order to exercise the Retraction Call Right, NPS Holdings must notify the Company of its determination to do so (the "NPS Holdings Call Notice") within five Business Days of notification to NPS Holdings by the Company of the receipt by the Company of the Retraction Request. If NPS Holdings does not so notify the Company within such five Business Day period, the Company will notify the holder as soon as possible thereafter that NPS Holdings will not exercise the Retraction Call Right. If NPS Holdings delivers the NPS Holdings Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to NPS Holdings in accordance with the Retraction Call Right. In such event, the Company shall not redeem the Retracted Shares and NPS Holdings shall purchase from such holder and such holder shall sell to NPS Holdings on the Retraction Date the Retracted Shares for a purchase price (the

"Purchase Price") per share equal to the Retraction Price per share, plus on the designated payment date therefor, to the extent not paid by the Company on the designated payment date therefor, any Dividend Amount. To the extent that NPS Holdings pays the Dividend Amount in respect of the Retracted Shares, the Company shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that NPS Holdings has complied with Section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date. In the event that NPS Holdings does not deliver a NPS Holdings Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Company shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

          The Company or NPS Holdings, as the case may be, shall deliver or cause the Trustee to deliver to the relevant holder, at the address of the holder recorded in the register of members of the Company for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, certificates representing the NPS Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Company or NPS Holdings, as applicable, representing the aggregate Dividend Amount, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Company or by NPS Holdings, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

          On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company or purchased by NPS Holdings shall thereafter be considered and deemed for all purposes to be a holder of the NPS Common Shares delivered to it.

          Notwithstanding any other provision of this Article 6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that NPS Holdings shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Company shall redeem Retracted Shares in accordance with
Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Company pursuant to Section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require NPS to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by NPS to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

          A holder of Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to NPS Holdings shall be deemed to have been revoked.

                REDEMPTION OF EXCHANGEABLE SHARES BY THE COMPANY

          Subject to applicable law, and provided NPS Holdings has not exercised the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of a NPS Common Share on the last Business Day prior to the Redemption Date (the "Redemption Price"), which shall be satisfied in full by the Company causing to be delivered to each holder of Exchangeable Shares one NPS Common Share for each Exchangeable Share held by such holder, together with the Dividend Amount.

          In any case of a redemption of Exchangeable Shares under this Article 7, the Company shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a NPS Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by NPS Holdings under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a NPS Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Company or the purchase by NPS Holdings under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Company to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

          On or after the Redemption Date and subject to the exercise by NPS Holdings of the Redemption Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the Dividend Amount upon presentation and surrender at the registered office of the Company or at any office of the Trustee as may be specified by the Company in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of the Dividend Amount, shall be made by delivery to each holder, at the address of the holder recorded in the register of members of the Company or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice, on behalf of the Company of certificates representing NPS Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Company payable at par at any branch of the bankers of the Company in payment of any Dividend Amounts, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any Dividend Amount, unless payment of the total Redemption Price and any Dividend Amount for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any Dividend Amount shall have been paid in the manner hereinbefore provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of the Dividend Amount on (except as otherwise provided in this Section 7.3) the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and the Dividend Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full Dividend Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the NPS Common Shares delivered to them or the custodian on their behalf.

                           PURCHASE FOR CANCELLATION

          Subject to applicable law, the Company may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions of this
Section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to the Company than the Company is prepared to purchase, the Exchangeable Shares to be purchased by the Company shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Company, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Company is prepared to purchase after the Company has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Company.

                                 VOTING RIGHTS

          Except as required by applicable law and by Article 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the Shareholders of the Company or to vote at any such meeting.

                             AMENDMENT AND APPROVAL

          The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

          Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

            RECIPROCAL CHANGES, ETC. IN RESPECT OF NPS COMMON SHARES

          Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that NPS will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

          issue or distribute NPS Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire NPS Common Shares) to the holders of all or substantially all of the then outstanding NPS Common Shares by way of stock dividend or other distribution, other than an issue of NPS Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire NPS Common Shares) to holders of NPS Common Shares who exercise an option to receive dividends in NPS Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire NPS Common Shares) in lieu of receiving cash dividends;

          issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding NPS Common Shares entitling them to subscribe for or to purchase NPS Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire NPS Common Shares); or issue or distribute to the holders of all or substantially all of the then outstanding NPS Common Shares:

               shares or securities of NPS of any class other than NPS Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire NPS Common Shares);

               rights, options or warrants other than those referred to in
               Section 11.1(b) above;

               evidences of indebtedness of NPS; or

               assets of NPS,

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

          Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that NPS will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

          subdivide, redivide or change the then outstanding NPS Common Shares into a greater number of NPS Common Shares;

          reduce, combine, consolidate or change the then outstanding NPS Common Shares into a lesser number of NPS Common Shares; or

          reclassify or otherwise change the NPS Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the NPS Common Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions.

                 ACTIONS BY THE COMPANY UNDER SUPPORT AGREEMENT

          The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by NPS, NPS Holdings and the Company with all provisions of the Support Agreement applicable to NPS, NPS Holdings and the Company, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreement.

          The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

          adding to the covenants of the other parties to such agreement for the protection of the Company or the holders of the Exchangeable Shares thereunder;

          making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

          making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                    LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

          The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

          Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of NPS Holdings, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of NPS Holdings as therein provided.

          The Company, NPS Holdings, NPS and the Trustee shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Company, NPS Holdings, NPS or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Company, NPS Holdings, NPS and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Company, NPS Holdings, NPS or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company, NPS Holdings, NPS or the Trustee shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.


                                    NOTICES

          Any notice, request or other communication to be given to the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the President of the Company. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

          Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Trustee of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Trustee as may be specified by the Company, in each case, addressed to the attention of the President of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Trustee, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

          Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of members of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.

                                   SCHEDULE A

                               RETRACTION REQUEST

               [TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

     To NPS - Allelix Inc. ("NPS - Allelix Inc.") and NPS Holdings Limited ("NPS Holdings")

          This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of NPS - Allelix Inc. represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

          The undersigned hereby notifies NPS - Allelix Inc. that, subject to the Retraction Call Right referred to below, the undersigned desires to have NPS - Allelix Inc. redeem in accordance with Article 6 of the Share Provisions:


       all share(s) represented by this certificate; or

     _________________ share(s) only represented by this certificate.

The undersigned hereby notifies NPS - Allelix Inc. that the Retraction Date shall be ____________________.

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by NPS - Allelix Inc.. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by NPS - Allelix Inc..

The undersigned acknowledges the overriding Retraction Call Right of NPS Holdings to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to NPS Holdings in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to NPS Holdings, may be revoked and withdrawn by the undersigned only by notice in writing given to NPS - Allelix Inc. at any time before the close of business on the Business Day immediately preceding the Retraction Date.

          The undersigned acknowledges that if, as a result of solvency provisions of applicable law, NPS - Allelix Inc. is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require NPS to purchase the unredeemed Retracted Shares.

          The undersigned hereby represents and warrants to NPS Holdings and NPS
          - Allelix Inc. that the undersigned:


       is

          (select one)

       is not

     a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

          The undersigned hereby represents and warrants to NPS Holdings and NPS
          - Allelix Inc. that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by NPS Holdings or NPS - Allelix Inc., as the case may be, free and clear of all liens, claims and encumbrances.

  ------    -------------------------       -----------------------
  (Date)    (Signature of Shareholder)      (Guarantee of Signature)


     Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the transfer agent acting in its capacity as trustee under the Voting and Exchange Trust Agreement (the "Transfer Agent"), failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of NPS - Allelix Inc. and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:____________________

       Name of Person in Whose Name Securities or Cheque(s)Are to be Registered, Issued or Delivered (please print):_____________________________________________


       Street Address or P.O. Box:______________________________________________


       Signature of Shareholder:________________________________________________


       City, Province and Postal Code:__________________________________________


       Signature Guaranteed by:_________________________________________________

NOTE: If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of NPS - Allelix Inc. represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of NPS - Allelix Inc., unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                  SCHEDULE B


                               SUPPORT AGREEMENT

              MEMORANDUM OF AGREEMENT made as of the  day of , .

     AMONG:

          NPS PHARMACEUTICALS, INC.,
          a corporation existing under the laws of the State of Delaware (hereinafter referred to as "NPS"),

          OF THE FIRST PART,

          - and -

          NPS HOLDINGS LIMITED,
          a company existing under the laws of the Province of British Columbia (hereinafter referred to as "NPS Holdings"),

          OF THE SECOND PART,

          - and -

          NPS ALLELIX INC.
          a company existing under the laws of the Province of British Columbia (hereinafter referred to as "NPS - Allelix Inc."),

OF THE THIRD PART.

          WHEREAS in connection with an arrangement agreement (the "Arrangement Agreement") made as of between NPS and Allelix Biopharmaceuticals Inc. ("Allelix"), NPS - Allelix Inc. is to issue exchangeable shares (the "Exchangeable Shares") to certain holders of securities of Allelix pursuant to the plan of arrangement (the "Arrangement") contemplated by the Arrangement Agreement;

          NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                        DEFINITIONS AND INTERPRETATION

1.1       Defined Terms

          Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "Share Provisions") attaching to the Exchangeable Shares attached as Appendix 1 to the Plan of Arrangement as set out in the Articles of Arrangement of Allelix, unless the context requires otherwise.

 1.2      Interpretation Not Affected by Headings

          The division of this agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3      Number, Gender

          Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4      Date for any Action

          If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this agreement, a "Business Day" means any day on which commercial banks are open for business in Salt Lake City, Utah and Toronto, Ontario other than a Saturday, a Sunday or a day observed as a holiday in Salt Lake City, Utah under the laws of the State of Utah or the federal laws of the United States of America or in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada.

                                   ARTICLE 2
                       COVENANTS OF NPS AND NPS HOLDINGS

2.1      Covenants Regarding Exchangeable Shares

          So long as any Exchangeable Shares not owned by NPS or its Affiliates are outstanding, NPS will:

(a) not declare or pay any dividend on the NPS Common Shares unless (i) NPS - Allelix Inc. shall simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions) on the Exchangeable Shares and (ii) NPS - Allelix Inc. shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such dividend on the Exchangeable Shares;

(b) advise NPS - Allelix Inc. sufficiently in advance of the declaration by NPS of any dividend on NPS Common Shares and take all such other actions as are reasonably necessary, in co-operation with NPS - Allelix Inc., to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the NPS Common Shares;

(c) ensure that the record date for any dividend declared on NPS Common Shares is not less than 10 Business Days after the declaration date of such dividend;

(d) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit NPS - Allelix Inc., in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by NPS or its Affiliates) upon the liquidation, dissolution or winding-up of NPS - Allelix Inc., the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by NPS - Allelix Inc., as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit NPS - Allelix Inc. to cause to be delivered NPS Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Share Provisions; and

(e) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit NPS Holdings, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit NPS Holdings to cause to be delivered NPS Common Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be.

2.2  Segregation of Funds

     NPS will cause NPS - Allelix Inc. to deposit a sufficient amount of funds in a separate account of NPS - Allelix Inc. and segregate a sufficient amount of such other assets and property as is necessary to enable NPS - Allelix Inc. to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Share Provisions, as applicable.

2.3  Reservation of NPS Common Shares

     NPS hereby represents, warrants and covenants in favour of NPS -Allelix Inc. and NPS Holdings that NPS has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by NPS or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of NPS Common Shares (or other shares or securities into which NPS Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit NPS to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which NPS may now or hereafter be required to issue NPS Common Shares, to enable and permit NPS Holdings to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit NPS - Allelix Inc. to meet its respective obligations hereunder and under the Share Provisions.

2.4  Notification of Certain Events

     In order to assist NPS to comply with its obligations hereunder and to permit NPS Holdings to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, NPS - Allelix Inc. will notify NPS and NPS Holdings of each of the following events at the time set forth below:

(a) in the event of any determination by the Board of Directors of NPS - Allelix Inc. to institute voluntary liquidation, dissolution or winding-up proceedings with respect to NPS - Allelix Inc. or to effect any other distribution of the assets of NPS - Allelix Inc. among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b) promptly, upon the earlier of receipt by NPS - Allelix Inc. of notice of and NPS - Allelix Inc. otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of NPS - Allelix Inc. or to effect any other distribution of the assets of NPS - Allelix Inc. among its shareholders for the purpose of winding up its affairs;

(c)  immediately, upon receipt by NPS - Allelix Inc. of a Retraction Request;

(d) on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

(e) as soon as practicable upon the issuance by NPS - Allelix Inc. of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding Allelix common shares pursuant to the Arrangement).

2.5  Delivery of Common Shares to NPS - Allelix Inc. and NPS Holdings

     In furtherance of its obligations under sections 2.1(d) and (e) hereof, upon notice from NPS - Allelix Inc. or NPS Holdings of any event that requires NPS - Allelix Inc. or NPS Holdings, to cause to be delivered NPS Common Shares to any holder of Exchangeable Shares, NPS shall forthwith issue and deliver or cause to be delivered to NPS - Allelix Inc. or NPS Holdings the requisite number of NPS Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as NPS -Allelix Inc. or NPS Holdings shall direct. All such NPS Common Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such NPS Common Share, NPS - Allelix Inc. or NPS Holdings, as the case may be, shall pay a cash purchase price equal to the fair market value of such NPS Common Shares.

2.6  Qualification of NPS Common Shares

     If any NPS Common Shares (or other shares or securities into which NPS Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by NPS and delivered by NPS at the direction of NPS Holdings or NPS - Allelix Inc., if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" for purposes of Canadian provincial securities law or an "affiliate" of NPS for purposes of United States federal or state securities law), NPS will in
good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such NPS Common Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be. NPS will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all NPS Common Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding NPS Common Shares (or such other shares or securities) have been listed by NPS and remain listed and are quoted or posted for trading at such time.

2.7  Economic Equivalence

     So long as any Exchangeable Shares not owned by NPS or its Affiliates are outstanding:

(a) NPS will not without prior approval of NPS - Allelix Inc. and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

          (i) issue or distribute NPS Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire NPS Common Shares) to the holders of all or substantially all of the then outstanding NPS Common Shares by way of stock dividend or other distribution, other than an issue of NPS Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire NPS Common Shares) to holders of NPS Common Shares who exercise an option to receive dividends in NPS Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire NPS Common Shares) in lieu of receiving cash dividends; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding NPS Common Shares entitling them to subscribe for or to purchase NPS Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire NPS Common Shares); or

          (iii) issue or distribute to the holders of all or substantially all of the then outstanding NPS Common Shares (A) shares or securities of NPS of any class other than NPS Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire NPS Common Shares), (B) rights, options or warrants other than those referred to in section 2.7(a)(ii) above, (C) evidences of indebtedness of NPS or (D) assets of NPS, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by NPS in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement. ( i)

(b) NPS will not without the prior approval of NPS - Allelix Inc. and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

          (i) subdivide, redivide or change the then outstanding NPS Common Shares into a greater number of NPS Common Shares; or

          (ii) reduce, combine, consolidate or change the then outstanding NPS Common Shares into a lesser number of NPS Common Shares; or

          (iii) reclassify or otherwise change NPS Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting NPS Common Shares, unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

(c) NPS will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by NPS (with contemporaneous notification thereof by NPS to NPS - Allelix Inc.).

(d) The Board of Directors of NPS - Allelix Inc. shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on NPS. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of NPS -Allelix Inc. to be relevant, be considered by the Board of Directors of NPS - Allelix Inc.:

          (i) in the case of any stock dividend or other distribution payable in NPS Common Shares, the number of such shares issued in proportion to the number of NPS Common Shares previously outstanding;

          (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase NPS Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire NPS Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

          (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of NPS of any class other than NPS Common Shares, any rights, options or warrants other than those referred to in section 2.7
                (d) (ii) above, any evidences of indebtedness of NPS or any assets of NPS), the relationship between the fair market value (as determined by the Board of Directors of NPS - Allelix Inc. in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding NPS Common Share and the Current Market Price;

          (iv) in the case of any subdivision, redivision or change of the then outstanding NPS Common Shares into a greater number of NPS Common Shares or the reduction, combination, consolidation or change of the then outstanding NPS Common Shares into a lesser number of NPS Common Shares or any amalgamation, merger, reorganization or other transaction affecting NPS Common Shares, the effect thereof upon the then outstanding NPS Common Shares; and

          (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of NPS Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(c) NPS - Allelix Inc. agrees that, to the extent required, upon due notice from NPS, NPS - Allelix Inc. will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by NPS - Allelix Inc., or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the NPS Common Shares and Exchangeable Shares as provided for in this section 2.7.

2.8  Tender Offers

     In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to NPS Common Shares (an "Offer") is proposed by NPS or is proposed to NPS or its shareholders and is recommended by the Board of Directors of

NPS, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of NPS, and the Exchangeable Shares are not redeemed by NPS - Allelix Inc. or purchased by NPS Holdings pursuant to the Redemption Call Right, NPS will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than NPS and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of NPS Common Shares, without discrimination. Without limiting the generality of the foregoing, NPS will use its reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against NPS - Allelix Inc. (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of NPS - Allelix Inc. to redeem (or NPS Holdings to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of a NPS Control Transaction.

2.9   Ownership of Outstanding Shares

      Without the prior approval of NPS - Allelix Inc. and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions, NPS covenants and agrees in favour of NPS- Allelix Inc. that, as long as any outstanding Exchangeable Shares are owned by any Person other than NPS or any of its Affiliates, NPS will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of NPS - Allelix Inc. and NPS Holdings.

2.10  NPS and Affiliates Not to Vote Exchangeable Shares

      NPS covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. NPS further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Act (or any successor or other corporate statute by which NPS - Allelix Inc. may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11  Rule 10b-18 Purchases

      For certainty, nothing contained in this Agreement, including without limitation the obligations of NPS contained in section 2.8 hereof, shall limit the ability of NPS or NPS - Allelix Inc. to make a "Rule 10b-18 Purchase" of NPS Common Shares pursuant to Rule 10b-18 of the United States Securities Exchange Act of 1934, as amended.

2.12  Stock Exchange Listing

      NPS covenants and agrees in favour of NPS - Allelix Inc. that, as long as any outstanding Exchangeable Shares are owned by any Person other than NPS or any of its Affiliates, NPS will use its reasonable efforts to maintain a listing for such Exchangeable Shares on a Canadian stock exchange.


                                   ARTICLE 3
                                NPS SUCCESSORS

3.1  Certain Requirements in Respect of Combination, etc.

     NPS shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or other-wise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

     (a) such other Person or continuing corporation (the "NPS Successor") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the NPS Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such NPS Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of NPS under this Agreement; and

     (b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

3.2  Vesting of Powers in Successor

     Whenever the conditions of section 3.1 have been duly observed and performed, the parties, if required by section 3.1, shall execute and deliver the supplemental agreement provided for in section 3.1(a) and thereupon the NPS Successor shall possess and from time to time may exercise each and every right and power of NPS under this Agreement in the name of NPS or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of NPS or any officers of NPS may be done and performed with like force and effect by the directors or officers of such NPS Successor.

3.3  Wholly-Owned Subsidiaries

     Subject to section 6.5(w) of the Arrangement Agreement, nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of NPS with or into NPS or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of NPS provided that all of the assets of such subsidiary are transferred to NPS or another wholly-owned direct or indirect subsidiary of NPS and any such transactions are expressly permitted by this Article 3.


                                   ARTICLE 4
                                    GENERAL
4.1  Term

     This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than NPS and any of its Affiliates.

4.2  Changes in Capital of NPS and NPS - Allelix Inc.

     At all times after the occurrence of any event contemplated pursuant to sections 2.7 and 2.8 hereof or otherwise, as a result of which either NPS Common Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which NPS Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3  Severability

     If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4  Amendments, Modifications

     This Agreement may not be amended or modified except by an agreement in writing executed by NPS - Allelix Inc., NPS Holdings and NPS and approved by the holders of the Exchangeable Shares in accordance with section 10.2 of the Share Provisions.

4.5  Ministerial Amendments

     Notwithstanding the provisions of section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of any or all parties provided that the Board of Directors of each of NPS - Allelix Inc., NPS Holdings and NPS shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of NPS - Allelix Inc., NPS Holdings and NPS, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

     (c) making such changes or corrections which, on the advice of counsel to NPS - Allelix Inc., NPS Holdings and NPS, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of NPS - Allelix Inc., NPS Holdings and NPS shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6  Meeting to Consider Amendments

     NPS - Allelix Inc., at the request of NPS, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of NPS - Allelix Inc., the Share Provisions and all applicable laws.

4.7  Amendments Only in Writing

     No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.8  Enurement

     This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.9  Notices to Parties

     All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

          NPS Pharmaceuticals, Inc.

          420 Chipeta Way

          Salt Lake City, UT 84108

               Attention:       Hunter Jackson

               Telecopier No.:  801-583-4961

               with a copy to:

               Blake, Cassels & Graydon

               Box 25, Commerce Court West

               199 Bay Street, 28th Floor

               Toronto, Ontario

               M5L 1A9

               Attention:  Mr. J. Rob Collins

               Telecopier No.:  (416) 863-2653

     Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.10 Counterparts

     This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11 Jurisdiction

     This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.12 Attornment

     Each of the parties hereto agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and NPS hereby appoints NPS - Allelix Inc. at its registered office in the Province of Ontario as attorney for service of process.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              NPS PHARMACEUTICALS, INC.

                              By:________________________________
                              Name:
                              Title:


                              NPS HOLDINGS LIMITED

                              By:________________________________
                              Name:
                              Title:


                              NPS - ALLELIX INC.

                              By:________________________________
                              Name:
                              Title:

                                  SCHEDULE C



                      VOTING AND EXCHANGE TRUST AGREEMENT
              MEMORANDUM OF AGREEMENT made as of the  day of , .

A M O N G:

          NPS PHARMACEUTICALS, INC.,
          a corporation existing under the laws of the State of Delaware hereinafter referred to as "NPS"),

                                                              OF THE FIRST PART,

                                    - and -

          NPS - ALLELIX INC.,
          a company existing under the laws of the Province of British Columbia (hereinafter referred to as "NPS Allelix Inc."),

                                                             OF THE SECOND PART,

                                    - and -

          .TRUST COMPANY
          a trust company incorporated under the laws of Canada (hereinafter referred to as "Trustee"),

                                                              OF THE THIRD PART.

          WHEREAS in connection with an arrangement agreement (the "Arrangement Agreement") made as of , between NPS and Allelix Biopharmaceuticals Inc. ("Allelix"), NPS - Allelix Inc. is to issue exchangeable shares (the "Exchangeable Shares") to certain holders of securities of Allelix pursuant to the plan of arrangement (the "Arrangement") contemplated in the Arrangement Agreement;

          AND WHEREAS pursuant to the Arrangement Agreement, NPS and NPS - Allelix Inc. have agreed to execute a voting and exchange trust agreement substantially in the form of this Agreement;

          NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                   ARTICLE 5
                        DEFINITIONS AND INTERPRETATION
5.1  Definitions

     In this Agreement, the following terms shall have the following meanings:

     "Affiliate" of any person means any other person directly or indirectly controlled by, or under control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

     "Arrangement" means the arrangement under section 192 of the CBCA and section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court.

     "Arrangement Agreement" means the agreement made , 1999 between NPS and Allelix, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

     "Automatic Exchange Rights" means the benefit of the obligation of NPS to effect the automatic exchange of Exchangeable Shares for NPS Common Shares pursuant to section 5.12.

     "Beneficiaries" means the registered holders from time to time of Exchangeable Shares, other than NPS and its Affiliates.

     "Beneficiary Votes" has the meaning ascribed thereto in section 4.2.

     "Board of Directors" means the Board of Directors of NPS - Allelix Inc..

     "Business Day" means any day on which commercial banks are generally open for business in Salt Lake City, Utah and Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Salt Lake City, Utah under the laws of the State of Utah or the federal laws of the United States of America or in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada.

     "Canadian Dollar Equivalent" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

     "Current Market Price" means, in respect of a NPS Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of NPS Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on Nasdaq, or, if the NPS Common Shares are not then quoted on Nasdaq, on such other stock exchange or automated quotation system on which the NPS Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided however, that if in the opinion of the Board of Directors the public distribution or trading activity of NPS Common Shares during such period does not create a market which reflects the fair market value of a NPS Common Share, then the Current Market Price of a NPS Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "Exchange Right" has the meaning ascribed thereto in section 5.1.

     "Exchangeable Shares" means the non-voting exchangeable shares in the capital of NPS - Allelix Inc., having substantially the rights, privileges, restrictions and conditions set out in Appendix 1 to the Plan of Arrangement.

     "Indemnified Parties" has the meaning ascribed thereto in section 9.1.

     "Insolvency Event" means the institution by NPS - Allelix Inc. of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of NPS - Allelix Inc. to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by NPS - Allelix Inc. to contest in good faith any such proceedings commenced in respect of NPS - Allelix Inc. within 30 days of becoming aware thereof, or the consent by NPS - Allelix Inc. to the filing of any such petition or to the appointment of a receiver, or the making by NPS - Allelix Inc. of a general assignment for the benefit of creditors, or the admission in writing by NPS - Allelix Inc. of its inability to pay its debts generally as they become due, or NPS - Allelix Inc. not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 6.6 of the Share Provisions.

     "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

     "Liquidation Event" has the meaning ascribed thereto in section 5.12(b).

     "Liquidation Event Effective Date" has the meaning ascribed thereto in section 5.12(c).

     "List" has the meaning ascribed thereto in section 4.6.

     "Nasdaq" means the National Association of Securities Dealers Automated Quotation System;

     "NPS Affiliates" means Affiliates of NPS.

     "NPS Common Share" means a share of common stock in the capital of NPS.

     "NPS Consent" has the meaning ascribed thereto in section 4.2.

     "NPS Holdings" means NPS Holdings Limited, a company existing under the laws of the Province of British Columbia and being a direct or indirect wholly-owned subsidiary of NPS.

     "NPS Meeting" has the meaning ascribed thereto in section 4.2.

     "NPS Special Voting Share" means the one share of Special Voting Preferred Stock of NPS issued in its own series which entitles the holder of record to a number of votes at meetings of holders of NPS Common Shares equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by NPS and NPS Affiliates), which share is to be issued to, deposited with, and voted by, the Trustee as described herein.

     "NPS Successor" has the meaning ascribed thereto in section 11.1(a).

     "OBCA" means the Business Corporations Act (Ontario), as amended.

     "Officer's Certificate" means, with respect to NPS or NPS - Allelix Inc., as the case may be, a certificate signed by any officer or director of NPS or NPS - Allelix Inc., as the case may be.

     "person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

     "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule D to the Arrangement Agreement and any amendments or variations thereto.

     "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

     "Retracted Shares" has the meaning ascribed thereto in section 5.7.

     "Retraction Call Right" has the meaning ascribed thereto in the Share Provisions.

     "Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

     "Support Agreement" means that certain support agreement made as of even date herewith among NPS - Allelix Inc., NPS Holdings and NPS substantially in the form and content of Schedule to the Arrangement Agreement, with such changes thereto as the parties to the Arrangement Agreement, acting reasonably, may agree.

     "Trust" means the trust created by this Agreement.

     "Trust Estate" means the NPS Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

     "Trustee" means CIBC Mellon Trust Company and, subject to the provisions of
     Article 10, includes any successor trustee.

     "Voting Rights" means the voting rights attached to the NPS Special Voting Share.

5.2  Interpretation Not Affected by Headings, etc.

     The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

5.3  Number, Gender, etc.

     Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

5.4  Date for any Action

     If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE 6
                             PURPOSE OF AGREEMENT

6.1  Establishment of Trust

     The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the NPS Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.


                                   ARTICLE 7
                           NPS SPECIAL VOTING SHARE

7.1  Issue and Ownership of the NPS Special Voting Share

     NPS hereby issues to and deposits with the Trustee, the NPS Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. NPS hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the NPS Special Voting Share by NPS to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the NPS Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the NPS Special Voting Share provided that the Trustee shall:

    (a) hold the NPS Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

    (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the NPS Special Voting Share and the NPS Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

7.2  Legended Share Certificates

     NPS - Allelix Inc. will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

7.3  Keeping of Certificate

     The certificate representing the NPS Special Voting Share shall at all times be held in safe keeping by the Trustee.


                                   ARTICLE 8
                           EXERCISE OF VOTING RIGHTS
8.1  Voting Rights

     The Trustee, as the holder of record of the NPS Special Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the NPS Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of NPS at a NPS Meeting or in connection with a NPS Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 7.15:

  (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the NPS Meeting is held or a NPS Consent is sought; and

  (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

8.2  Number of Votes

     With respect to all meetings of shareholders of NPS at which holders of NPS Common Shares are entitled to vote (each, a "NPS Meeting") and with respect to all written consents sought by NPS from its shareholders including the holders of NPS Common Shares (each, a "NPS Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by NPS or by applicable law for such NPS Meeting or NPS Consent, as the case may be (the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such NPS Meeting or in connection with such NPS Consent.

8.3       Mailings to Shareholders

          With respect to each NPS Meeting and NPS Consent, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as NPS utilizes in communications to holders of NPS Common Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List referred to in section 4.6, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by NPS to its shareholders:

     (a) a copy of such notice, together with any related materials, including, without limitation, any proxy or information statement, to be provided to shareholders of NPS;

     (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such NPS Meeting or NPS Consent or, pursuant to section 4.7, to attend such NPS Meeting and to exercise personally the Beneficiary Votes thereat;

     (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

          (i) a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

          (ii) a proxy to a designated agent or other representative of the management of NPS to exercise such Beneficiary Votes;

     (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

     (e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

     (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a NPS Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

          The materials referred to in this section 4.3 are to be provided to the Trustee by NPS and the materials referred to in section 4.3(c), (e) and (f) shall be subject to reasonable comment by the Trustee in a timely manner. NPS shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of NPS Common Shares.

          For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any NPS Meeting or NPS Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by NPS or by applicable law for purposes of determining shareholders entitled to vote at such NPS Meeting. NPS will notify the Trustee of any decision of the Board of Directors of NPS with respect to the calling of any NPS Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

8.4       Copies of Shareholder Information

          NPS will deliver to the Trustee copies of all proxy materials (including notices of NPS Meetings but excluding proxies to vote NPS Common Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of NPS Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of NPS Common Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of NPS, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by NPS) received by the Trustee from NPS contemporaneously with the sending of such materials to holders of NPS Common Shares. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Toronto all proxy materials, information statements, reports and other written communications that are:

    (a) received by the Trustee as the registered holder of the NPS Special Voting Share and made available by NPS generally to the holders of NPS Common Shares; or

    (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by NPS.

8.5       Other Materials

          As soon as reasonably practicable after receipt by NPS or shareholders of NPS (if such receipt is known by NPS) of any material sent or given by or on behalf of a third party to holders of NPS Common Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), NPS shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of NPS, copies of all such materials received by the Trustee from NPS. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Toronto copies of all such materials.

8.6       List of Persons Entitled to Vote

          NPS - Allelix Inc. shall, (a) prior to each annual, general and special NPS Meeting or the seeking of any NPS Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a NPS Meeting or a NPS Consent, at the close of business on the record date established by NPS or pursuant to applicable law for determining the holders of NPS Common Shares entitled to receive notice of and/or to vote at such NPS Meeting or to give consent in connection with such NPS Consent. Each such List shall be delivered to the Trustee promptly after receipt by NPS - Allelix Inc. of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. NPS agrees to give NPS - Allelix Inc. notice (with a copy to the Trustee) of the calling of any NPS Meeting or the seeking of any NPS Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable NPS - Allelix Inc. to perform its obligations under this section 4.6.

8.7       Entitlement to Direct Votes

          Any Beneficiary named in a List prepared in connection with any NPS Meeting or NPS Consent will be entitled (a) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

8.8       Voting by Trustee and Attendance of Trustee Representative at Meeting

     (a) In connection with each NPS Meeting and NPS Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to section 4.3.

     (b) The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each NPS Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to section 4.3 in respect of such meeting or
          (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

8.9       Distribution of Written Materials

          Any written materials distributed by the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as NPS utilizes in communications to holders of NPS Common Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of NPS - Allelix Inc.. NPS - Allelix Inc. shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

     (a)  a current List; and

     (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

8.10      Termination of Voting Rights

          All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to NPS or NPS Holdings, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for NPS Common Shares, as specified in Article 5 (unless, in either case, NPS shall not have delivered the requisite NPS Common Shares issuable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to Article 6 or 7 of the Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of NPS - Allelix Inc. pursuant to Article 5 of the Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by NPS Holdings pursuant to the exercise by NPS Holdings of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

8.11      Communications with Shareholders

          NPS agrees not to communicate with holders of NPS Common Shares otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.


                                   ARTICLE 9
                     EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

9.1       Grant and Ownership of the Exchange Right

          NPS hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require NPS to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. NPS hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by NPS to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

     (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

     (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

9.2       Legended Share Certificates

          NPS - Allelix Inc. will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

     (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

     (b)  the Automatic Exchange Rights.

9.3       General Exercise of Exchange Right

          The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 7.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

9.4       Purchase Price

          The purchase price payable by NPS for each Exchangeable Share to be purchased by NPS under the Exchange Right shall be an amount per share equal to
(a) the Current Market Price of a NPS Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by NPS causing to be sent to such holder one NPS Common Share, plus (b) to the extent not paid by NPS - Allelix Inc. on the designated payment date therefor, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Exchange Right, NPS shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by NPS issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one NPS Common Share and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to section 5.13). Upon payment by NPS of such purchase price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by NPS - Allelix Inc..

9.5       Exercise Instructions

          Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of NPS - Allelix Inc.. To cause the exercise of the

Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, as its principal office in Toronto or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires NPS to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of NPS - Allelix Inc. and such additional documents and instruments as the Trustee, NPS - Allelix Inc. and NPS may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require NPS to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by NPS free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing NPS Common Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, NPS - Allelix Inc. and NPS of payment) of the taxes (if any) payable as contemplated by section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by NPS under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of NPS - Allelix Inc..

9.6       Delivery of NPS Common Shares; Effect of Exercise

          Promptly after the receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires NPS to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any payable as contemplated by section 5.8 or evidence thereof), duly endorsed for transfer to NPS, the Trustee shall notify NPS and NPS - Allelix Inc. of its receipt of the same, which notice to NPS and NPS - Allelix Inc. shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and NPS shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the number of NPS Common Shares issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to section 5.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, NPS - Allelix Inc. and NPS of the payment of) the taxes (if any) payable as contemplated by section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to NPS and NPS - Allelix Inc. of the exercise of the Exchange Right as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to NPS all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of NPS Common Shares is not allotted, issued and delivered by NPS to the Trustee within five Business Days of the date of the giving of such notice by the Trustee or the balance of the purchase price, if any, is not paid by NPS on the applicable payment date therefor, in which case the rights of the Beneficiary shall remain unaffected until such NPS Common Shares are so allotted, issued and delivered, and the balance of the purchase price, if any, has been paid, by NPS. Upon delivery by NPS to the Trustee of such NPS Common Shares, and the balance of the purchase price, if any, the Trustee shall deliver such NPS Common Shares to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the NPS Common Shares delivered to it pursuant to the Exchange Right.

9.7       Exercise of Exchange Right Subsequent to Retraction

          In the event that a Beneficiary has exercised its right under Article 6 of the Share Provisions to require NPS - Allelix Inc. to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by NPS - Allelix Inc. pursuant to section 6.6 of the Share Provisions that NPS - Allelix Inc. will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that NPS Holdings shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to NPS - Allelix Inc. pursuant to section 6.1 of the Share Provisions and provided further that the Trustee has received written notice of same from NPS - Allelix Inc. or NPS, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that NPS - Allelix Inc. is unable to redeem. In any such event, NPS - Allelix Inc. hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to NPS - Allelix Inc. or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to section 6.1 of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that NPS - Allelix Inc. is not permitted to redeem and will require NPS to purchase such shares in accordance with the provisions of this Article 5.



9.8       Stamp or Other Transfer Taxes

          Upon any sale of Exchangeable Shares to NPS pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing NPS Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of NPS, NPS - Allelix Inc. or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have evidenced to the satisfaction of the Trustee, NPS and NPS - Allelix Inc. that such taxes, if any, have been paid.

9.9       Notice of Insolvency Event

          As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, NPS - Allelix Inc. and NPS shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from NPS - Allelix Inc. and NPS of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of NPS (such funds to be received in advance), a notice of such Insolvency Event in the form provided by NPS, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

9.10      Qualification of NPS Common Shares

          NPS covenants that if any NPS Common Shares to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by NPS to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of NPS for purposes of Canadian provincial securities law or an "affiliate" of NPS for purposes of United States federal or state securities law), NPS will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such NPS Common Shares to be and remain duly registered, qualified or approved. NPS will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all NPS Common Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding NPS Common Shares have been listed by NPS and remain listed and are quoted or posted for trading at such time.

9.11      NPS Common Shares

          NPS hereby represents, warrants and covenants that the NPS Common Shares issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

9.12      Automatic Exchange on Liquidation of NPS

     (a) NPS will give the Trustee written notice of each of the following events at the time set forth below:

          (i) in the event of any determination by the Board of Directors of NPS to institute voluntary liquidation, dissolution or winding-up proceedings with respect to NPS or to effect any other distribution of assets of NPS among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

          (ii) as soon as practicable following the earlier of (A) receipt by NPS of notice of, and (B) NPS otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of NPS or to effect any other distribution of assets of NPS among its shareholders for the purpose of winding up its affairs, in each case where NPS has failed to contest in good faith any such proceeding commenced in respect of NPS within 30 days of becoming aware thereof.

     (b) As soon as practicable following receipt by the Trustee from NPS of notice of any event (a "Liquidation Event") contemplated by section
          5.12 (a) (i) or 5.12 (a) (ii) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by NPS and shall include a brief description of the automatic exchange of Exchangeable Shares for NPS Common Shares provided for in section 5.12(c).

     (c) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of NPS Common Shares in the distribution of assets of NPS in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for NPS Common Shares. To effect such automatic exchange, NPS shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a NPS Common

          Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by NPS issuing to the Beneficiary one NPS Common Share, and (b) to the extent not paid by NPS - Allelix Inc., an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange. NPS shall provide the Trustee with an Officer's Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share.

     (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for NPS Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to NPS all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and any right to receive declared and unpaid dividends from NPS - Allelix Inc. and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and NPS shall issue to the Beneficiary the NPS Common Shares issuable upon the automatic exchange of Exchangeable Shares for NPS Common Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest but less any amounts withheld pursuant to section 5.13. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the NPS Common Shares issued pursuant to the automatic exchange of Exchangeable Shares for NPS Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with NPS pursuant to such automatic exchange shall thereafter be deemed to represent NPS Common Shares issued to the Beneficiary by NPS pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent NPS Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as NPS may reasonably require, NPS shall deliver or cause to be delivered to the Beneficiary certificates representing NPS Common Shares of which the Beneficiary is the holder.

9.13      Withholding Rights

          NPS, NPS - Allelix Inc. and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or NPS Common Shares such amounts as NPS, NPS
- Allelix Inc. or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, NPS, NPS - Allelix Inc. and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to NPS, NPS - Allelix Inc. or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and NPS, NPS - Allelix Inc. or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. NPS represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this Agreement, to deduct or withhold from any dividend paid to holders of Exchangeable Shares any amounts under the United States Internal Revenue Code of 1986.

                                  ARTICLE 10
               RESTRICTIONS ON ISSUE OF NPS SPECIAL VOTING STOCK

10.1      Issue of Additional Shares

          During the term of this Agreement, NPS will not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with section 10.2 of the Share Provisions, issue any shares of its Special Voting Preferred Stock in the same series as NPS Special Voting Share.

                                  ARTICLE 11
                            CONCERNING THE TRUSTEE

11.1      Powers and Duties of the Trustee

          The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

     (a) receipt and deposit of the NPS Special Voting Share from NPS as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

     (b) granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

     (c) voting the Beneficiary Votes in accordance with the provisions of this Agreement;

     (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from NPS as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

     (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries NPS Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

     (f)  holding title to the Trust Estate;

     (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

     (h) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of NPS and NPS - Allelix Inc. under this Agreement; and

     (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

          In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

          The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

          The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

     11.2 No Conflict of Interest

          The Trustee represents to NPS and NPS - Allelix Inc. that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Ontario Superior Court of Justice for an order that the Trustee be replaced as Trustee hereunder.

11.3      Dealings with Transfer Agents, Registrars, etc.

          NPS and NPS - Allelix Inc. irrevocably authorize the Trustee, from time to time, to:

     (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and NPS Common Shares; and

     (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and
          (ii) from the transfer agent of NPS Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

          NPS and NPS - Allelix Inc. irrevocably authorize their respective registrars and transfer agents to comply with all such requests. NPS covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

11.4      Books and Records

          The Trustee shall keep available for inspection by NPS and NPS - Allelix Inc. at the Trustee's principal office in Toronto correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before January 15, 2000, and on or before January 15th in every year thereafter, so long as the NPS Special Voting Share is on deposit with the Trustee, the Trustee shall transmit to NPS and NPS - Allelix Inc. a brief report, dated as of the preceding December 31/st/, with respect to:

     (a) the property and funds comprising the Trust Estate as of that date;

     (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by NPS of NPS Common Shares in connection with the Exchange Right, during the calendar year ended on such December 31st; and

     (c) any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

11.5      Income Tax Returns and Reports

          The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to NPS or NPS - Allelix Inc.). If requested by the Trustee, NPS or NPS - Allelix Inc. shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

11.6      Indemnification Prior to Certain Actions by Trustee

          The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the NPS Special Voting Share pursuant to Article 4, subject to section 7.15, and with respect to the Exchange Right pursuant to
Article 5, subject to section 7.15, and with respect to the Automatic Exchange Rights pursuant to Article 5.

          None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

11.7      Action of Beneficiaries

          No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

11.8      Reliance Upon Declarations

          The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 7.9, if applicable, and with any other applicable provisions of this Agreement.

11.9      Evidence and Authority to Trustee

          NPS and/or NPS - Allelix Inc. shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by NPS and/or NPS - Allelix Inc. or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of NPS and/or NPS - Allelix Inc. promptly if and when:

     (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

     (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives NPS and/or NPS - Allelix Inc. written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

          Such evidence shall consist of an Officer's Certificate of NPS and/or NPS - Allelix Inc. or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

          Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of NPS and/or NPS - Allelix Inc., and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of NPS and/or NPS - Allelix Inc. it shall be in the form of an Officer's Certificate or a statutory declaration.

          Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

     (c) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

     (d) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

     (e) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

11.10     Experts, Advisers and Agents

          The Trustee may:

     (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by NPS and/or NPS - Allelix Inc. or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

     (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

11.11     Investment of Moneys Held by Trustee

          Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee, in trust for NPS - Allelix Inc., in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of NPS - Allelix Inc.. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of NPS -Allelix Inc., in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

11.12     Trustee Not Required to Give Security

          The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

11.13     Trustee Not Bound to Act on Request

          Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of NPS and/or NPS - Allelix Inc. or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

11.14     Authority to Carry on Business

          The Trustee represents to NPS and NPS - Allelix Inc. that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in
Article 10.

11.15     Conflicting Claims

          If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

     (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

     (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

          If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

11.16     Acceptance of Trust

          The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

                                  ARTICLE 12

                                 COMPENSATION

12.1      Fees and Expenses of the Trustee

          NPS and NPS - Allelix Inc. jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that NPS and NPS - Allelix Inc. shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct.

                                  ARTICLE 13
                  INDEMNIFICATION AND LIMITATION OF LIABILITY

13.1      Indemnification of the Trustee

          NPS and NPS - Allelix Inc. jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by NPS or NPS - Allelix Inc. pursuant hereto.

          In no case shall NPS or NPS - Allelix Inc. be liable under this indemnity for any claim against any of the Indemnified Parties unless NPS and NPS - Allelix Inc. shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, NPS and NPS - Allelix Inc. shall be entitled to participate at their own expense in the defence and, if NPS and NPS - Allelix Inc. so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by NPS or NPS - Allelix Inc.; or (ii) the named parties to any such suit include both the Trustee and NPS or NPS - Allelix Inc. and the Trustee shall have been advised by counsel acceptable to NPS or NPS - Allelix Inc. that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to NPS or NPS - Allelix Inc. and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case NPS and NPS - Allelix Inc. shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

13.2      Limitation of Liability

          The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

                                  ARTICLE 14
                               CHANGE OF TRUSTEE

14.1      Resignation

          The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to NPS and NPS - Allelix Inc. specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless NPS and NPS - Allelix Inc. otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, NPS and NPS - Allelix Inc. shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, NPS and NPS - Allelix Inc. shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.


14.2      Removal

          The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by NPS and NPS - Allelix Inc., in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

14.3      Successor Trustee

          Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to NPS and NPS - Allelix Inc. and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of NPS and NPS - Allelix Inc. or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, NPS, NPS - Allelix Inc. and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.


14.4      Notice of Successor Trustee

          Upon acceptance of appointment by a successor trustee as provided herein, NPS and NPS - Allelix Inc. shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If NPS or NPS - Allelix Inc. shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of NPS and NPS - Allelix Inc..

                                  ARTICLE 15
                                NPS SUCCESSORS

15.1      Certain Requirements in Respect of Combination, etc.

          NPS shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

     (a) such other person or continuing corporation (herein called the "NPS Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the NPS Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such NPS Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of NPS under this Agreement; and

     (b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

15.2      Vesting of Powers in Successor

          Whenever the conditions of section 11.1 have been duly observed and performed, the Trustee, NPS Successor and NPS - Allelix Inc. shall, if required by section 11.1, execute and deliver the supplemental trust agreement provided for in Article 12 and thereupon NPS Successor shall possess and from time to time may exercise each and every right and power of NPS under this Agreement in the name of NPS or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of NPS or any officers of NPS may be done and performed with like force and effect by the directors or officers of such NPS Successor.

15.3      Wholly-Owned Subsidiaries

          Subject to section 4.12 of the Arrangement Agreement, nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of NPS with or into NPS or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of NPS provided that all of the assets of such subsidiary are transferred to NPS or another wholly-owned direct or indirect subsidiary of NPS and any such transactions are expressly permitted by this Article 11.

                                  ARTICLE 16
                 AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

16.1      Amendments, Modifications, etc.

          This Agreement may not be amended or modified except by an agreement in writing executed by NPS, NPS - Allelix Inc. and the Trustee and approved by the Beneficiaries in accordance with section 10.2 of the Share Provisions.

16.2      Ministerial Amendments

          Notwithstanding the provisions of section 12.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of NPS - Allelix Inc. and NPS shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of NPS and NPS - Allelix Inc. and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

     (c) making such changes or corrections which, on the advice of counsel to NPS, NPS - Allelix Inc. and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of NPS and NPS - Allelix Inc. shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

16.3      Meeting to Consider Amendments

          NPS - Allelix Inc., at the request of NPS, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of NPS - Allelix Inc., the Share Provisions and all applicable laws.

16.4      Changes in Capital of NPS and NPS - Allelix Inc.

          At all times after the occurrence of any event contemplated pursuant to section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either NPS Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which NPS Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

16.5      Execution of Supplemental Trust Agreements

          No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time NPS - Allelix Inc. (when authorized by a resolution of its Board of Directors), NPS (when authorized by a resolution of its Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) evidencing the succession of NPS Successors and the covenants of and obligations assumed by each such NPS Successor in accordance with the provisions of Article 11 and the successors of any successor trustee in accordance with the provisions of Article 10;

     (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to NPS, NPS -Allelix Inc., the Trustee or this Agreement; and

      (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                  ARTICLE 17
                                  TERMINATION

17.1      Term

          The Trust created by this Agreement shall continue until the earliest to occur of the following events:

     (a)  no outstanding Exchangeable Shares are held by a Beneficiary;

     (b) each of NPS and NPS - Allelix Inc. elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with section 10.2 of the Share Provisions; and

     (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

17.       Survival of Agreement

          This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 8 and 9 shall survive any such termination of this Agreement.

                                  ARTICLE 18
                                    GENERAL

18.1      Severability

          If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

18.2      Enurement

          This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

18.3      Notices to Parties

          All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

     (a)  if to NPS or NPS - Allelix Inc., at:

          NPS Pharmaceuticals, Inc.

          420 Chipeta Way

          Salt Lake City, Utah 84108



          Attention:     .

          Telecopier No.:    .

          if to the Trustee, at:

          . Trust Company
          .

          Attention:  Vice President, Client Services
          Telecopier No.:

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

18.4      Notice to Beneficiaries

          Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of NPS - Allelix Inc. from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

18.5      Counterparts

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

18.6      Jurisdiction

          This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.


18.7      Attornment

          Each of the Trustee, NPS and NPS - Allelix Inc. agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and NPS hereby appoints NPS - Allelix Inc. at its registered office in the Province of Ontario as attorney for service of process.

          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              NPS PHARMACEUTICALS, INC.

                              By:___________________________
                              Name:
                              Title:


                              NPS - ALLELIX INC.

                              By:___________________________
                              Name:
                              Title:


                              . TRUST COMPANY

                              By:___________________________
                              Name:
                              Title:


                              By:___________________________
                              Name:
                              Title: